Exhibit 99.2

ALEXANDRIA®

EARNINGS PRESS RELEASE AND SUPPLEMENTAL INFORMATION

First Quarter Ended
March 31, 2012

Conference Call Information:
Wednesday, May 2, 2012
3:00 p.m. Eastern Time / 12:00 p.m. Pacific Time
Number: (800) 901-5241 or (617) 786-2963
Confirmation Code: 67381735

385 EAST COLORADO BOULEVARD, SUITE 299
PASADENA, CALIFORNIA 91101

PROPRIETARY MATERIALS
© 2012 Alexandria Real Estate Equities, Inc.

ALEXANDRIA CENTER FOR LIFE SCIENCE – NEW YORK CITY

ALEXANDRIA'S TECHNOLOGY SQUARE – CAMBRIDGE

ALEXANDRIA CENTER FOR SCIENCE AND TECHNOLOGY – MISSION BAY

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Table of Contents

March 31, 2012

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  You can identify the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or similar words.  Our actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, lower rental rates or higher vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”).  All forward-looking statements are made as of May 1, 2012, the date this document was first made available on our website, and we assume no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

This document is not an offer to sell or solicitation to buy securities of Alexandria Real Estate Equities, Inc.  Any offers to sell or solicitations to buy securities of Alexandria Real Estate Equities, Inc. shall be made only by means of a prospectus approved for that purpose.  Unless otherwise indicated, the “Company,” “Alexandria,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	i

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Company Profile

March 31, 2012

The Company

Alexandria Real Estate Equities, Inc., a self-administered and self-managed real estate investment trust (“REIT”), is the largest owner and preeminent REIT, and leading life science real estate company, focused principally on science-driven cluster formation.  Our operating platform is based on the principle of “clustering” with high-quality assets and operations located adjacent to life science research and innovation entities driving growth and technological advances.  The Company has significant real estate assets adjacent to these key life science entities which we believe result in higher occupancy levels, longer lease terms, higher rental income, and higher returns.  Our targeted locations are in the best submarkets within each of the top life science cluster destinations, including Greater Boston; San Francisco Bay; San Diego; Greater NYC; Suburban Washington, D.C.; Seattle; Research Triangle Park; and international locations.  Client tenants include institutional (universities and independent non-profit institutions), pharmaceutical, biotechnology, product and service entities, clean technology, medical device, and government agencies.  The Company was founded in 1994 by Jerry M. Sudarsky and Joel S. Marcus. The Company executed its initial public offering in 1997.

Management

Alexandria’s executive and senior management team is highly experienced in the REIT industry (uniquely with both real estate and life science experience and expertise) and is the most accomplished team focused on providing high-quality, environmentally sustainable real estate, technical infrastructure, and unique expertise to the broad and diverse life science industry.  Our deep and talented team has decades of life science industry experience.  Our management team also includes highly experienced regional market directors averaging over 20 years of real estate experience, including approximately 10 years with Alexandria.  We believe that our expertise, experience, reputation, and key life science relationships provide Alexandria significant competitive advantages in attracting new business opportunities.

Strategy

Alexandria’s primary business objective is to maximize stockholder value by providing its stockholders with the greatest possible total return based on a multifaceted platform of internal and external growth.  The key elements to our strategy include our consistent focus on high-quality assets and operations in the top life science cluster locations with our properties located adjacent to life science entities driving growth and technological advances within each cluster.  These adjacency locations are characterized by high barriers to entry and exit, limited supply of available space, and represent highly desirable locations for tenancy by life science entities.  Alexandria’s strategy also includes drawing on its deep and broad life science and real estate relationships in order to attract new and leading life science client tenants and value-added real estate opportunities.

Summary as of March 31, 2012

Corporate headquarters	Pasadena, California

Cluster markets	Greater Boston, San Francisco Bay, San Diego, Greater NYC, Suburban Washington, D.C., Seattle, Research Triangle Park, and International

Fiscal year-end	December 31

Total properties	174

Total rentable square feet	15.5 million

Dividend per share – quarter/annualized	$0.49/$1.96

Dividend yield – annualized	2.7%

Closing stock price	$73.13

Common shares outstanding	61.6 million

Total market capitalization	$7.7 billion

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	ii

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Investor Information

March 31, 2012

Executive/Senior Management
Joel S. Marcus	Chairman, Chief Executive Officer, & Founder	Thomas J. Andrews	EVP – Regional Market Director-Greater Boston
Dean A. Shigenaga	SVP, Chief Financial Officer, & Treasurer	John J. Cox	SVP – Regional Market Director-Seattle
Stephen A. Richardson	Chief Operating Officer & Regional Market Director- San Francisco	John H. Cunningham Larry J. Diamond	SVP – Regional Market Director-NY & Strategic Operations SVP – Regional Market Director-Mid Atlantic
Peter M. Moglia	Chief Investment Officer	Daniel J. Ryan	SVP – Regional Market Director-San Diego & Strategic Operations
Jennifer J. Pappas	SVP, General Counsel, & Corporate Secretary	Vincent R. Ciruzzi	SVP – Construction & Development
Marc E. Binda	SVP – Finance

Company Information
Corporate Headquarters	Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	New York Stock Exchange	Phone:	(626) 396-4828
Pasadena, California 91101	Common stock: ARE	E-mail:	corporateinformation@are.com
	Series E preferred stock: ARE–E	Web:	www.are.com

Common Stock Data
	1Q12	4Q11	3Q11	2Q11	1Q11
High trading price	$74.45	$71.07	$85.33	$83.08	$80.72
Low trading price	$66.90	$56.10	$59.33	$75.09	$72.99
Closing stock price, average for period	$71.70	$65.83	$72.68	$78.31	$76.79
Closing stock price, at the end of the quarter	$73.13	$68.97	$61.39	$77.42	$77.97
Dividend per share – annualized	$1.96	$1.96	$1.88	$1.80	$1.80
Closing dividend yield – annualized	2.7%	2.8%	3.1%	2.3%	2.3%
Common shares outstanding at the end of the quarter	61,634,645	61,560,472	61,463,839	61,380,268	55,049,730
Closing market value of outstanding common shares (in thousands)	$4,507,342	$4,245,826	$3,773,265	$4,752,060	$4,292,227

Equity Research Coverage
Argus Research		The Goldman Sachs Group, Inc.		Morningstar
William Eddleman, Jr.	(212) 425-7500	Conor Fennerty	(212) 902-4227	Phillip Martin	(312) 286-9905

Banc of America Securities-Merrill Lynch		Green Street Advisors		RBC Capital Markets
James Feldman	(646) 855-5808	John Stewart	(949) 640-8780	Dave Rodgers	(440) 715-2647
Jeffrey Spector	(646) 855-1363	John Hornbeak	(949) 640-8780	Michael Carroll	(440) 715-2649
Ji Zhang	(646) 855-2926

Barclays Capital		International Strategy & Investment Group Inc.		RW Baird
Ross Smotrich	(212) 526-2306	George Auerbach	(212) 446-9459	David AuBuchon	(314) 445-6520
Matthew Rand	(212) 526-0248	Steve Sakwa	(212) 446-9462	Justin Webb	(314) 445-6515
		Gwen Clark	(212) 446-5611

Citigroup Global Markets		JMP Securities		Standard & Poor’s
Michael Bilerman	(212) 816-1383	William Marks	(415) 835-8944	Robert McMillan	(212) 438-9522
Quentin Velleley	(212) 816-6981	Rochan Raichura	(212) 906-3509
David Shamis	(212) 816-5186

Cowen and Company		JP Morgan Securities		UBS
James Sullivan	(646) 562-1380	Anthony Paolone	(212) 622-6682	Ross Nussbaum	(212) 713-2484
Michael Gorman	(646) 562-1381	Joseph Dazio	(212) 622-6416	Gabriel Hilmoe	(212) 713-3876
				Weina Hou	(212) 713-4057

Keefe, Bruyette & Woods
		Sheila McGrath	(212) 887-7793
		Kristin Brown	(212) 887-7738

Rating Agencies
Moody’s Investors Service		Standard & Poor’s
Philip Kibel	(212) 553-4569	Lisa Sarajian	(212) 438-2597
Maria Maslovsky	(212) 553-4831	George Skoufis	(212) 438-2608

Alexandria Real Estate Equities, Inc. is currently covered by the research analysts listed above.  This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company.  Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts, or predictions of Alexandria Real Estate Equities, Inc. or its management.  Alexandria Real Estate Equities, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations.  Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports.  Several of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	iii

Contact:	Joel S. Marcus
Chairman/Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Alexandria Real Estate Equities, Inc.

Reports

First Quarter Ended March 31, 2012

Financial and Operating Results

FFO Per Share – Diluted of $1.08 for 1Q12

EPS – Diluted of $0.30 for 1Q12

Debut Unsecured Senior Bond Offering Improves Capital Structure

Strong Demand in Key Cluster Submarkets Drives Solid Leasing Activity

PASADENA, CA. – May 1, 2012 – Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced financial and operating results for the first quarter ended March 31, 2012.

First Quarter Ended March 31, 2012 Highlights

Results

•                   Funds From Operations Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders Before Loss on Early Extinguishment of Debt and Preferred Stock Redemption Charge – Diluted for the Three Months Ended March 31, 2012, was $66.3 Million, or $1.08 Per Share

•                   Adjusted Funds from Operations Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders – Diluted for the Three Months Ended March 31, 2012, was $62.5 million, or $1.02 Per Share

•                   Net Income Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders – Diluted, for the Three Months Ended March 31, 2012, was $18.4 Million, or $0.30 Per Share

Significant Balance Sheet Management Milestones

•                   Completed Debut 4.6% Unsecured Senior Notes Offering with Aggregate Net Proceeds of $544.6 Million; Net Proceeds From Offering Were Used to Repay Certain Outstanding Variable Rate Bank Debt

•                   Completed 6.45% Series E Perpetual Preferred Stock Offering with Aggregate Net Proceeds of $124.9 Million; Net Proceeds From Offering Were Used to Redeem $129.6 Million of Outstanding 8.375% Series C Perpetual Preferred Stock in April 2012

•                   Lowered Interest Rate and Extended Maturity Date to April 2017 Pursuant to Amendment to $1.5 Billion Unsecured Senior Line of Credit in April 2012

•                   Assets Under Contract For Sale and Completed Asset Sales Aggregating Total Sale Price of $47.4 Million, or 42%, of $112 Million Sales Target for 2012

•                   Reduced Unhedged Variable Rate Debt to 5% of Total Debt

Core Operating Metrics

•                   Total Revenues for the Three Months Ended March 31, 2012, Were $145.0 Million, as Compared to Total Revenues for the Three Months Ended December 31, 2011, of $145.8 Million, and Total Revenues for the Three Months Ended March 31, 2011, of $139.9 Million

•                   Net Operating Income (“NOI”) for the Three Months Ended March 31, 2012, was $101.6 Million, Compared to NOI for the Three Months Ended December 31, 2011, of $101.8 Million, and NOI for the Three Months Ended March 31, 2011, of $98.9 Million

•                   Operating Margins were Solid at 70%

•                   Solid Life Science Space Demand in Key Cluster Markets; Executed 63 Leases for 912,000 Rentable Square Feet, Including 394,000 Rentable Square Feet of Redevelopment and Development Space

o                   Fourth Highest Quarter of Leasing Activity in Company History

o                   Rental Rate Increase of 3.3% and Decrease of 2.8% on a GAAP and Cash Basis, Respectively, on Renewed/Re-leased Space; Excluding One Lease for 18,000 Rentable Square Feet Related to One Tenant in the Sorrento Valley Submarket in San Diego, Rental Rates for Renewed/Re-Leased Space Were on Average 7.6% and 1.1% Higher than Rental Rates for Expiring Leases on a GAAP and Cash Basis, Respectively

o                   Key Life Science Space Leasing

•                   Dana-Farber Cancer Institute, Inc. Leased 154,000 Rentable Square Feet of a Multi-Tenant Development in the Greater Boston Market

•                   Onyx Pharmaceuticals, Inc. Leased 171,000 Rentable Square Feet Build-to-Suit Development in the San Francisco Bay Market

•                   Hamner Institute Leased 100,000 Rentable Square Feet Building in the Research Triangle Park Market

•                   Illumina, Inc. Leased 23,000 Rentable Square Feet Development Expansion in the San Diego Market

•                   46% of Annualized Base Rent From Investment Grade Tenants

•                   Cash and GAAP Same Property Revenues Less Operating Expenses Increase of 1.7% and Decrease of 0.7%, Respectively

•                   Occupancy Percentage for Operating Properties of 94.2% and Occupancy Percentage for Operating and Redevelopment Properties of 87.9%

Value-Added Opportunities and External Growth

•                   100% Leased on Five of Seven Ground-Up Development Projects Aggregating 987,000 Rentable Square Feet, Including Commencement of 100% Pre-leased 171,000 Rentable Square Feet Single Tenant Ground-Up Development Project in the San Francisco Bay Market

•                   63% Leased/Negotiating on 11 Redevelopment Projects Aggregating 910,000 Rentable Square Feet

Significant Announcements

•                   In April 2012, our Board of Directors Elected Maria C. Freire, Ph.D., as a Director of the Company

•                   On May 28, 2012, the Company Will Celebrate its 15th Anniversary as an NYSE Listed Company

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	1

ALEXANDRIA REAL ESTATE EQUITIES, INC.

First Quarter Ended March 31, 2012, Financial and Operating Results

(Unaudited)

RESULTS

Funds from operations (“FFO”)

FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders before loss on early extinguishment of debt and preferred stock redemption charge – diluted, for the three months ended March 31, 2012, was $66.3 million, or $1.08 per share, compared to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders before loss on early extinguishment of debt – diluted, for the three months ended December 31, 2011, of $67.8 million, or $1.10 per share, and FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders before loss on early extinguishment of debt – diluted, for the three months ended March 31, 2011, of $63.1 million, or $1.15 per share.

	Three Months Ended
FFO (dollars in thousands, except per share amounts)	March 31, 2012	December 31, 2011	March 31, 2011
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$59,704	$67,804	$60,636
Loss on early extinguishment of debt	623	–	2,495
Preferred stock redemption charge	5,978	–	–
Impact of unvested restricted stock awards	(53)	–	(21)
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, as adjusted	$66,252	$67,804	$63,110

FFO per share – diluted	$0.97	$1.10	$1.10
FFO per share – diluted, as adjusted	$1.08	$1.10	$1.15

Common dividends declared	$0.49	$0.49	$0.45
Dividend payout ratio	46%	45%	40%

Adjusted funds from operations (“AFFO”)

AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, for the three months ended March 31, 2012, was $62.5 million, or $1.02 per share, compared to AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, for the three months ended December 31, 2011, of $58.9 million, or $0.96 per share, and AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, for the three months ended March 31, 2011, of $58.8 million, or $1.07 per share.

	Three Months Ended
AFFO (in thousands, except per share amounts)	March 31, 2012	December 31, 2011	March 31, 2011
AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$62,452	$58,930	$58,808
AFFO per share – diluted	$1.02	$0.96	$1.07

Earnings per share

Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, for the three months ended March 31, 2012, was $18.4 million, or $0.30 per share, compared to net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, for the three months ended December 31, 2011, of $27.0 million, or $0.44 per share, and net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, for the three months ended March 31, 2011, of $24.4 million, or $0.44 per share.

	Three Months Ended
Earnings Per Share (in thousands, except per share amounts)	March 31, 2012	December 31, 2011	March 31, 2011
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$18,368	$26,960	$24,365
Diluted	$18,368	$26,960	$24,365

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$0.30	$0.44	$0.44
Diluted	$0.30	$0.44	$0.44

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	2

ALEXANDRIA REAL ESTATE EQUITIES, INC.

First Quarter Ended March 31, 2012, Financial and Operating Results

(Unaudited)

Items impacting comparability of results

During the three months ended March 31, 2012, we recognized a loss on early extinguishment of debt of approximately $0.6 million related to the write-off of unamortized loan fees, as a result of the early repayment of our unsecured senior bank term loan (“2012 Unsecured Senior Bank Term Loan”). We also recognized a gain on sale of a land parcel of approximately $1.9 million. See Sale of Land Parcel on the following page for further details. In addition, in March 2012, we elected to redeem all outstanding shares of our 8.375% Series C Preferred Stock (“Series C Preferred Stock”), and recognized a preferred stock redemption charge of approximately $6.0 million. See 6.45% Series E Preferred Stock Offering on the following page.

During the three months ended March 31, 2011, we recognized an aggregate loss on early extinguishment of debt of approximately $2.5 million related to the repurchase, in privately negotiated transactions, of approximately $96.1 million of certain of our 3.70% unsecured senior convertible notes (“3.70% Unsecured Senior Convertible Notes”).

The following table highlights certain items noted above impacting comparability of results (in thousands):

	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011
Income from continuing operations before loss on early extinguishment of debt	$31,563	$35,574	$34,970

Loss on early extinguishment of debt	(623)	–	(2,495)
Income from continuing operations	30,940	35,574	32,475

(Loss) income from discontinued operations, net	(29)	(112)	150
Gain on sale of land parcel	1,864	–	–
Net income	32,775	35,462	32,625

Net income attributable to noncontrolling interests	711	1,142	929
Dividends on preferred stock	7,483	7,090	7,089
Preferred stock redemption charge	5,978	–	–
Net income attributable to unvested restricted stock awards	235	270	242
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$18,368	$26,960	$24,365

SIGNIFICANT BALANCE SHEET MANAGEMENT MILESTONES

	Transaction
Significant Balance Sheet Management Milestones (in thousands)	Date	Amount (1)
Debut 4.60% investment grade unsecured bond offering	February 2012	$544,649
Repurchase of 3.70% Unsecured Senior Convertible Notes	January 2012	$(83,801)
Repayment of 2012 Unsecured Senior Bank Term Loan	February 2012	$(250,000)
Amendment of $1.5 billion Unsecured Senior Line of Credit (2)	April 2012	$1,500,000
Issuance of 6.45% Series E Preferred Stock	March 2012	$124,868
Notice of redemption of 8.375% Series C Preferred Stock (3)	March 2012	$(129,638)
Sale of interest in land parcel to joint venture partner	March 2012	$31,360

(1)             Net of discounts and offering costs.

(2)             Outstanding balance of Unsecured Senior Line of Credit as of March 31, 2012 was approximately $167 million.

(3)             Redemption of 8.375% Series C Preferred Stock occurred on April 13, 2012.

Debut 4.60% investment grade unsecured bond offering

During the three months ended March 31, 2012, we completed the issuance of our 4.60% unsecured senior notes payable due in February 2022.  Net proceeds of approximately $544.6 million were used to repay outstanding variable rate bank debt, including $250 million of our 2012 Unsecured Senior Bank Term Loan, and approximately $294.6 million of outstanding borrowings under our unsecured senior line of credit.

Debt repayments

During the three months ended March 31, 2012, we retired substantially all of our 3.70% Unsecured Senior Convertible Notes and the entire $250 million outstanding balance on our 2012 Unsecured Senior Bank Term Loan.  In conjunction with the retirement of our 2012 Unsecured Senior Bank Term Loan, we recognized a loss on early extinguishment of debt of approximately $0.6 million related to the write-off of unamortized loan fees.

Amendment of $1.5 billion unsecured senior line of credit

In April 2012, we amended our $1.5 billion unsecured senior line of credit, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., and Citigroup Global Markets Inc. as joint lead arrangers, and certain lenders, to extend the maturity date of our unsecured senior line of credit, provide an accordion option for up to an additional $500 million, and reduce the interest rate for outstanding borrowings. The maturity date of the unsecured senior line of credit was extended to April 2017, assuming we exercise our sole right to extend this maturity date twice by an additional six months after each exercise. Borrowing under the unsecured senior line of credit will bear interest at London Interbank Offered Rate (“LIBOR”) or the base rate specified in the amended credit agreement, plus in either case a specified margin (the “Applicable Margin”). The Applicable Margin for LIBOR borrowings under the unsecured senior line of credit was initially set at 1.20%, down from 2.40% in effect immediately prior to the modification. In addition to the Applicable Margin, our unsecured senior line of credit is subject to an annual facility fee of 0.25%.  In connection with the modification of our unsecured senior line of credit in April 2012, we recognized a loss on early extinguishment of debt of approximately $1.6 million related to the write-off of a portion of unamortized loan fees.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

First Quarter Ended March 31, 2012, Financial and Operating Results

(Unaudited)

6.45% series E preferred stock offering

In March 2012, we completed a public offering of 5,200,000 shares of our 6.45% series E cumulative redeemable preferred stock (“Series E Preferred Stock”).  The shares were issued at a price of $25.00 per share, resulting in net proceeds of approximately $124.9 million (after deducting underwriters’ discounts and other offering costs).  The proceeds were initially used to reduce the outstanding borrowings under our unsecured senior line of credit. We then borrowed funds under our unsecured senior line of credit to redeem our 8.375% Series C Preferred Stock in April 2012.  The dividends on our Series E Preferred Stock are cumulative and accrue from the date of original issuance.  We pay dividends quarterly in arrears at an annual rate of 6.45%, or $1.6125 per share.  Our Series E Preferred Stock has no stated maturity date, is not subject to any sinking fund or mandatory redemption provisions, and is not redeemable before March 15, 2017, except to preserve our status as a REIT.  On and after March 15, 2017, we may, at our option, redeem the Series E Preferred Stock, in whole or in part, at any time for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends on the Series E Preferred Stock up to, but excluding the redemption date.  In addition, upon the occurrence of a change of control, we may, at our option, redeem the Series E Preferred Stock, in whole or in part within 120 days after the first date on which such change of control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends up to, but excluding, the date of redemption.  Investors in our Series E Preferred Stock generally have no voting rights.

8.375% series C preferred stock redemption

In March 2012, we called for redemption all 5,185,500 outstanding shares of our 8.375% Series C Preferred Stock at a redemption price equal to $25.00 per share plus $0.5234375 per share representing accumulated and unpaid dividends to the redemption date on April 13, 2012.  The preferred stock redemption liability included in the accompanying condensed consolidated balance sheet as of March 31, 2012, reflects the Series C Preferred Stock at its redemption amount of $129.6 million, excluding the portion relating to the accumulated and unpaid dividends.  As a result of calling our Series C Preferred Stock for redemption in March 2012, we recognized a preferred stock redemption charge of approximately $6.0 million for costs related to the issuance and redemption of our Series C Preferred Stock.  This amount represents the excess of the fair value of the consideration transferred to the holders over the carrying amount of the preferred stock.  The accumulated and unpaid dividends relating to the Series C Preferred Stock as of March 31, 2012, have been included in dividends payable in the accompanying condensed consolidated balance sheet.  The Series C Preferred Stock was redeemed on April 13, 2012.

Real estate asset sales

	Disposition
Real Estate Asset Sales – Actual/Projected (in thousands)	Amount
Sale of land parcel in March 2012	$31,360
Assets held for sale at contract price	16,000	(1)
Projected additional dispositions	64,640
Total projected 2012 dispositions	$112,000

(1)    Amounts represent aggregate contract sales price. Net assets of these properties were approximately $14.5 million as of March 31, 2012.

Sale of land parcel

In March 2012, we contributed our 55% ownership interest in a land parcel aggregating 414,000 developable square feet in the Longwood Medical Area into a newly formed joint venture (the “Restated JV”) with National Development, Charles River Realty Investors, and a newly admitted member, Clarion Partners, LLC, resulting in a reduction of our ownership interest from 55% to 27.5%.  In connection with the sale of 27.5% of our 55% ownership interest in the land parcel, we received a special distribution of approximately $22.3 million which included the recognition of a $1.9 million gain on sale of land and approximately $5.4 million from our share of loan refinancing proceeds.   Our 27.5% share of the land was valued at approximately $31 million (including closing costs), or approximately $275 per developable square foot.  Upon formation of the Restated JV, the existing $38.4 million non-recourse secured loan was refinanced with a seven-year (including two one-year extension options) non-recourse $213 million construction loan with initial loan proceeds of $50 million.  We do not expect capital contributions through the completion of the project to exceed the approximate $22.3 million in net proceeds received in this transaction. Construction of this $350 million project is expected to commence early in the second quarter of 2012 and the project is 37% pre-leased to Dana-Farber Cancer Institute, Inc.  In addition, we expect to earn development and other fees of approximately $3.5 million through 2015, and recurring annual property management fees thereafter.

Assets held for sale

As of March 31, 2012, we had three properties classified as “held for sale” at an aggregate contract price of $16 million with an aggregate net book value of approximately $14.5 million.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	4

ALEXANDRIA REAL ESTATE EQUITIES, INC.

First Quarter Ended March 31, 2012, Financial and Operating Results

(Unaudited)

Investment grade ratings and key credit metrics

In July 2011, we received investment grade ratings from two major rating agencies.  Receipt of our investment grade ratings was a significant milestone for the Company that we believe will provide long-term value to our stockholders.  Key strengths of our balance sheet and business which highlight our investment grade credit profile include, among others, balance sheet liquidity, diverse and credit worthy tenant base, well located properties proximate to leading research institutions, favorable lease terms, stable occupancy and cash flows, and demonstrated life science and real estate expertise.  This significant milestone broadens our access to another key source of debt capital and allows us to continue to pursue our long-term capital, investment, and operating strategies.  The issuance of investment grade unsecured senior notes payable has allowed us to begin the transition from bank debt financing to unsecured senior notes payable, from variable rate debt to fixed rate debt, and from short-term debt to long-term debt. While this transition of bank debt is in process, we will utilize interest rate swap agreements to reduce our interest rate risk. We expect to keep our unhedged variable rate debt at less than 20% of our total debt.

	Three Months Ended
Key Credit Metrics	March 31, 2012	December 31, 2011	March 31, 2011
Net debt to Adjusted EBITDA	7.1x	7.1x	7.0x
Net debt to gross assets (1)	36%	37%	39%
Fixed charge coverage ratio	2.6x	2.7x	2.7x
Interest coverage ratio	3.3x	3.4x	3.4x
Unencumbered net operating income as a percentage of total NOI	72%	70%	65%
Liquidity – unsecured senior line of credit availability and unrestricted cash (1)	$1.4 billion	$1.2 billion	$0.9 billion
Non-income-producing assets as a percentage of gross real estate (1)	25%	24%	26%
Unhedged variable rate debt as a percentage of total debt (1)	5%	21%	46%

(1)        At the end of the period.

CORE OPERATING METRICS

Total revenues, net operating income, and operating margins

Total revenues for the three months ended March 31, 2012, were $145.0 million, as compared to total revenues for the three months ended December 31, 2011, of $145.8 million, and total revenues for the three months ended March 31, 2011, of $139.9 million.  NOI for the three months ended March 31, 2012, was $101.6 million, compared to NOI for the three months ended December 31, 2011, of $101.8 million, and NOI for the three months ended March 31, 2011, of $98.9 million.  The operating margins for the three months ended March 31, 2012, were 70%, compared to the operating margins for the three months ended December 31, 2011, of 70%, and the operating margins for the three months ended March 31, 2011, of 71%.

	Three Months Ended
Total Revenues, Net Operating Income, and Operating Margins (dollars in thousands)	March 31, 2012	December 31, 2011	March 31, 2011
Rental revenues	$107,785	$109,042	$106,253
Tenant recoveries	34,552	35,153	32,890
Other income	2,629	1,584	777
Total revenues	144,966	145,779	139,920

Rental operating expenses	43,410	43,959	41,061
Net operating income	$101,556	$101,820	$98,859
Operating margins	70%	70%	71%

Strong demand in key cluster submarkets drives solid leasing activity

For the three months ended March 31, 2012, we executed a total of 63 leases for approximately 912,000 rentable square feet at 45 different properties (excluding month-to-month leases).  Of this total, approximately 275,000 rentable square feet related to new or renewal leases of previously leased space (renewed/re-leased space) and approximately 637,000 rentable square feet related to developed, redeveloped, or previously vacant space.  Of the 637,000 rentable square feet, approximately 394,000 rentable square feet related to our development or redevelopment programs, with the remaining approximately 243,000 rentable square feet related to previously vacant space.  Rental rates for these new or renewal leases of previously leased space (renewed/re-leased space) were on average approximately 2.8% lower on a cash basis and approximately 3.3% higher on a U.S generally accepted accounting principles (“GAAP”) basis than rental rates for the respective expiring leases.

Key life science space leasing:

•                   leased 154,000 rentable square feet of a multi-tenant development to Dana-Farber Cancer Institute, Inc. in the Greater Boston market

•                   leased 171,000 rentable square feet build-to-suit development to Onyx Pharmaceuticals, Inc. in the San Francisco Bay market

•                   leased 100,000 rentable square feet building to the Hamner Institute in the Research Triangle Park market

•                   leased 23,000 rentable square feet development expansion to Illumina, Inc. in the San Diego market

	Three Months Ended
Leasing Activity (rentable square feet)	March 31, 2012	December 31, 2011	March 31, 2011
New or renewal of previously leased space	274,529	650,163	333,411
Development/redevelopment space leased	394,216	355,641	76,235
Previously vacant space leased	243,181	136,251	141,976
Total leasing activity	911,926	1,142,055	551,622

	Three Months Ended
Leasing Activity – New or Renewal of Previously Leased Space	March 31, 2012 (1)		December 31, 2011		March 31, 2011
Rental rate changes – cash basis	(2.8%	)	(4.1%	)	0.8%
Rental rate changes – GAAP basis	3.3%		7.6%		1.6%

(1)

Importantly, excluding one lease for 18,000 rentable square feet related to one tenant in the Sorrento Valley submarket in San Diego, rental rates for renewed/re-leased space were on average 7.6% and 1.1% higher than rental rates for expiring leases on a GAAP and cash basis, respectively.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

First Quarter Ended March 31, 2012, Financial and Operating Results

(Unaudited)

Strong demand in key cluster submarkets drives solid leasing activity (continued)

Lease Structure	March 31, 2012	December 31, 2011	March 31, 2011
Percentage of triple net leases	95%	95%	95%
Percentage of leases containing annual rent escalations	94%	94%	91%
Percentage of leases providing for the recapture of capital expenditures	92%	92%	92%

Same property performance

	Three Months Ended
Percentage Change in Same Property NOI	March 31, 2012		December 31, 2011		March 31, 2011
Cash basis	1.7%		3.1%		5.8%
GAAP basis	(0.7%	)	(0.5%	)	0.3%

	Three Months Ended
Same Property Information	March 31, 2012	December 31, 2011	March 31, 2011
Number of properties	141	135	132
Rentable square feet	10,633,723	10,097,201	9,795,060
Occupancy at end of current period	93.9%	93.9%	94.4%
Occupancy at end of same period prior year	94.0%	93.9%	94.1%

Stable occupancy percentage

Occupancy Percentage	March 31, 2012	December 31, 2011	March 31, 2011
Operating	94.2%	94.9%	94.2%
Operating and redevelopment	87.9%	88.5%	88.6%

Client tenant base

The quality, diversity, breadth, and depth of our significant relationships with our life science client tenants provide the Company with solid cash flows. As of March 31, 2012, our multinational pharmaceutical client tenants represented approximately 26% of our annualized base rent, led by Novartis AG, Eli Lilly and Company, Roche Holding Ltd, Bristol-Myers Squibb Company, GlaxoSmithKline plc, and Pfizer Inc.; public biotechnology companies represented approximately 17% and included Amgen Inc., Gilead Sciences, Inc., Biogen Idec Inc., and Celgene Corporation; revenue-producing life science product and service, medical device, and clean technology companies represented approximately 22%, led by Illumina, Inc., Quest Diagnostics Incorporated, Qiagen N.V., Laboratory Corporation of America Holdings, and Monsanto Company; non-profit, renowned medical and research institutions, and government agencies represented approximately 17% and included Massachusetts Institute of Technology, The Scripps Research Institute, The Regents of the University of California, Fred Hutchinson Cancer Research Center, University of Washington, Sanford-Burnham Medical Research Institute, and the United States Government; private biotechnology companies represented approximately 15% and included high-quality, leading-edge companies with blue-chip venture and institutional investors, including FibroGen, Inc., Achaogen Inc., and FORMA Therapeutics, Inc.; and the remaining approximately 3% consisted of traditional office tenants. Alexandria’s strong life science underwriting skills, long-term life science industry relationships, and sophisticated management with both real estate and life science operating expertise positively distinguishes the Company from all other publicly traded real estate investment trusts (“REITs”) and real estate companies.

VALUE-ADDED OPPORTUNITIES AND EXTERNAL GROWTH

Development and redevelopment

During the three months ended March 31, 2012, we executed leases aggregating 353,940 and 40,276 rentable square feet related to our development and redevelopment projects, respectively.

In January 2012, we commenced a 100% pre-leased ground-up development of a 170,618 rentable square feet single tenant building at 259 East Grand Avenue in the San Francisco Bay market.  Stabilized yield on cost is calculated as the quotient of net operating income and our investment in the property at stabilization (“Stabilized Yield”). This project is 100% pre-leased to Onyx Pharmaceuticals Inc. and we expect to achieve a Stabilized Yield on both a cash and GAAP basis for this property in the range from 7.8% to 8.2%.  Funding for this property is expected to be provided by a construction loan and borrowings under our unsecured senior line of credit.  We expect to close the construction loan in the second quarter of 2012.

In March 2012, we executed a 154,000 rentable square foot lease with Dana-Farber Cancer Institute, Inc. for 37% of our 414,000 rentable square foot joint venture development project located in the Longwood Medical Area of the Greater Boston market.  Funding for this project is expected to be primarily provided by capital from our recently admitted joint venture partner and a non-recourse construction loan.  Additionally, our share of the funding is expected to be less than the $22.3 million distribution we received upon admittance of the new partner and refinancing of the project.  See Sale of Land Parcel on page 4 for additional information.

Acquisitions

In February 2012, we acquired 6 Davis Drive, a 100,000 rentable square foot life science laboratory building located in the Research Triangle Park market, for approximately $20 million.  The building is 100% leased to a non-profit research institute.  The property also includes opportunities to develop at least three additional build-to-suit or multi-tenant buildings aggregating at least an additional 450,000 rentable square feet in an excellent location.  We expect to achieve a Stabilized Yield on a cash and GAAP basis for the operating property of approximately 8.4% and 8.9%, respectively.  These yields assume a purchase price allocation of $11.8 million to the 100,000 rentable square foot operating property and $8.3 million to the land for future additional buildings.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

First Quarter Ended March 31, 2012, Financial and Operating Results

(Unaudited)

GUIDANCE

Earnings outlook

Based on our current view of existing market conditions and certain current assumptions, we expect our FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted and earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted for the year ended December 31, 2012, will be as follows (amounts per share):

Guidance for the Year Ended December 31, 2012	Reported on May 1, 2012	Reported on February 22, 2012
Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$1.36 - $1.46	$1.59 - $1.63
Add: Depreciation and amortization	$2.84 - $2.90	– (A)
Subtract: Gain on sales of property	$ (0.03)	– (A)
(Subtract) Add: Other	–	– (A)
FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$4.23 - $4.27	$4.36 - $4.40
Write-off of unamortized loan fees upon early retirement of the 2012 Unsecured Senior Bank Term Loan	$0.01	$0.01
Write-off of unamortized loan fees upon modification of unsecured senior line of credit	$0.03	–
Preferred stock redemption charge	$0.10	–
FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, as adjusted	$4.37 - $4.41	$4.37 - $4.41

Key assumptions
Same property net operating income growth – cash basis	3% to 5%	3% to 5%
Same property net operating income growth – GAAP basis	0% to 2%	0% to 2%
Rental rate steps on lease renewals and re-leasing of space – cash basis	Slightly negative/positive	Slightly negative/positive
Rental rate steps on lease renewals and re-leasing of space – GAAP basis	Up to 5%	Up to 5%
Straight-line rents	$6.5 million/qtr	$6.5 million/qtr
Amortization of above and below market leases	$0.8 million/qtr	$0.8 million/qtr
General and administrative expenses in comparison to prior year	Up 12% to 14%	Up 5% to 8%
Capitalization of interest	$55.5 to $61.5 million	$57 to $63 million
Interest expense, net	$73 to $79 million	$75 to $81 million
Write-off of unamortized loan fees upon early retirement of the 2012 Unsecured Senior Bank Term Loan	$0.6 million	$0.6 million
Write-off of loan fees upon modification of unsecured senior line of credit	$1.6 million	–
Preferred stock redemption charge	$6 million	–

(A)           Ranges for depreciation and amortization, gain on sales of property, and other were not disclosed on February 22, 2012.

Projected interest expense, net and related capitalized interest for the year ended December 31, 2012 is expected to decrease from our prior guidance reported on February 22, 2012, by approximately $2.0 million and $1.5 million, respectively, primarily due to the amendment of our $1.5 billion unsecured senior line of credit, which among other changes, reduced the Applicable Margin for LIBOR borrowings under the unsecured senior line of credit to 1.2%, down from 2.4% in effect immediately prior to the amendment.  We expect general and administrative expenses for the year ended December 31, 2012, to increase from 12% to 14% over the year ended December 31, 2011 compared to our prior guidance of up 5% to 8%.  The increase is primarily due to the timing of hiring additional employees related to the growth in both the depth and breadth of our operations in multiple markets, and other compensation-related expenses.  Since December 31, 2011, our number of employees has increased by approximately 6%.  As a percentage of total revenues, we expect general and administrative expenses for the year ended December 31, 2012 to be consistent with the year ended December 31, 2011, at approximately 7% to 8% of total revenues.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	7

ALEXANDRIA REAL ESTATE EQUITIES, INC.

First Quarter Ended March 31, 2012, Financial and Operating Results

(Unaudited)

Net operating income, net income, and FFO for the three months ended December 31, 2012

As of March 31, 2012, we had seven ground-up development projects in process aggregating approximately 986,828 rentable square feet. We also had eleven projects undergoing conversion into laboratory space through redevelopment aggregating approximately 910,139 rentable square feet.  These projects along with recently delivered projects, certain future projects, and contribution from same properties are expected to contribute significant increases in rental income, net operating income, and cash flows.  Net operating income is projected to increase significantly quarter to quarter to a range from $111 million to $113 million for the three months ended December 31, 2012.  Operating performance assumptions related to the completion of our development and redevelopment projects, including the timing of initial occupancy, stabilization dates, and stabilization yields are included on page 16.  Certain key assumptions regarding our projection, including the impact of various development and redevelopment projects, are included in the tables on the preceding page and below.

The completion of our development and redevelopment projects will result in increased interest expense and other direct project costs, because these project costs will no longer qualify for capitalization and these costs will be expensed as incurred.  Our projections for general and administrative expenses, capitalization of interest, and interest expense, net, are included in the table on the preceding page and below.  Our projections of net operating income, are subject to a number of variables and uncertainties, including those discussed under Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, Forward-looking statements, and Item 1A. Risk Factors, of this annual report on Form 10-K.  To the extent our full year earnings guidance is updated during the year we will provide additional disclosure supporting reasons for any significant changes to such guidance.  Further, we believe net operating income is a key performance indicator and is useful to investors as a performance measure because, when compared across periods, net operating income reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not immediately apparent from income from continuing operations.

Three Months Ended December 31, 2012 (in millions, except per share amounts)	Reported on May 1, 2012	Reported on February 22, 2012
Net operating income	$111.0 – $113.0	$111.0 - $113.0
General and administrative	$11.0 - $12.0	$10.0 - $11.0
Interest	$20.0 - $23.0	$21.0 - $24.0
Depreciation and amortization	$42.6 - $47.7	$42.6 - $47.7
Preferred stock dividends	$6.5	$7.1
Other	$1.0 - $1.4	$1.0 - $1.4
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$26.9 - $30.9	$26.9 - $30.9
FFO	$71.1 - $73.0	$71.1 - $73.0
FFO per share – diluted	$1.15 - $1.17	$1.15 - $1.17

Sources and uses of capital

We expect that our principal liquidity needs for the year ended December 31, 2012, will be satisfied by the following multiple sources of capital as shown in the table below. There can be no assurance that our sources and uses of capital will not be materially higher or lower than these expectations.  Our liquidity available under our unsecured senior line of credit and cash equivalents was approximately $1.4 billion as of March 31, 2012.

	Reported on May 1, 2012 (1)						Reported on February 22, 2012
Guidance for the Year Ended December 31, 2012 (in millions)	Completed		Projected		Total		Total
Sources of capital
Net cash provided by operating activities less dividends	$12		$64		$76	(2)	$76
Asset and land sales	31		81		112	(3)	112
Unsecured senior notes payable	550		–		550		500
Secured construction financing	–		24		24		24
Series E Preferred Stock issuance	125		–		125		–
Debt, equity, and joint venture capital	(84	) (4)	331	(5)	247	(6)	238
Total sources of capital	$634		$500		$1,134		$950

Uses of capital
Development, redevelopment, and construction	$130		$482		$612	(7)	$584
Acquisitions	36		10		46		20
Secured debt repayments	3		8		11	(8)	11
2012 Unsecured Senior Bank Term Loan repayment	250		–		250	(8)	250
3.70% Unsecured Senior Convertible Notes repurchase	85		–		85	(8)	85
Series C Preferred Stock Redemption	130		–		130	(8)	–
Total uses of capital	$634		$500		$1,134		$950

(1)	Includes actuals through March 31, 2012, and projections through December 31, 2012.
(2)	See table of “Key Assumptions” on the preceding page.
(3)

Represents an estimate of sources of capital from asset and land sales, including sale of land parcel for $31 million in March 2012, properties “held for sale” as of March 31, 2012, with a contract price of approximately $16 million, and projected additional dispositions of approximately $65 million. Also, see table of “Key assumptions” on the preceding page.

(4)	Represents additional amounts used to pay down outstanding borrowings on our unsecured senior line of credit.
(5)	Includes $129.6 million of borrowings under our $1.5 billion unsecured senior line of credit on April 13, 2012, related to the redemption of our 8.375% Series C Preferred Stock.
(6)	Represents an estimate of sources of capital from debt, equity, and joint ventures in order to fund our projected uses of capital.
(7)	See “Cost to Complete” columns in the tables related to construction in progress (page 16) for additional details underlying this estimate.
(8)	Based upon contractually scheduled payments or maturity dates.

The key assumptions behind the sources and uses of capital in the table above are a favorable capital market environment and performance of our core operations in areas such as delivery of current and future development and redevelopment projects and leasing activity and renewals. Our expected sources and uses of capital are subject to a number of variables and uncertainties, including those discussed under the forward looking statements section in Part I under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” of our annual report on Form 10-K for the year ended December 31, 2011. We expect to update our forecast of sources and uses of capital on a quarterly basis.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	8

ALEXANDRIA REAL ESTATE EQUITIES, INC.

First Quarter Ended March 31, 2012, Financial and Operating Results

EARNINGS CALL INFORMATION

We will host a conference call on Wednesday, May 2, 2012, at 3:00 p.m. Eastern Time (“ET”)/12:00 p.m. noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the three months ended March 31, 2012.  To participate in this conference call, dial (800) 901-5241 or (617) 786-2963 and confirmation code 67381735, shortly before 3:00 p.m. ET/12:00 p.m. noon PT.  The audio web cast can be accessed at: www.are.com, in the For Investors section.  A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Wednesday, May 2, 2012.  The replay number is (888) 286-8010 or (617) 801-6888 and the confirmation code is 58254800.

Additionally, a copy of this Press Release and Supplemental Information for the three months ended March 31, 2012, are available in the For Investors section of our website at www.are.com.

About the Company

Alexandria Real Estate Equities, Inc., a self-administered and self-managed REIT, is the largest owner and preeminent REIT, and leading life science real estate company focused principally on science-driven cluster formation through the ownership, operation, management, selective acquisition, development, and redevelopment of properties containing life science laboratory space.  Alexandria is the leading provider of high-quality, environmentally sustainable real estate, technical infrastructure, and services to the broad and diverse life science industry.  Client tenants include institutional (universities and independent non-profit institutions), pharmaceutical, biotechnology, product and service entities, clean-technology, medical device, and government agencies.  Our primary business objective is to maximize stockholder value by providing our stockholders with the greatest possible total return based on a multifaceted platform of internal and external growth. Our operating platform is based on the principle of “clustering,” with assets and operations located adjacent to life science entities, driving growth and technological advances within each cluster.

***********

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, statements regarding our 2012 earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders - diluted, 2012 FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders - diluted, net operating income, and net income, for the year ended December 31, 2012, and our projected sources and uses of capital in 2012.  Our actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates or increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”).  All forward-looking statements are made as of the date of this press release, and we assume no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Revenues
Rental	$107,785	$109,042	$106,614	$109,450	$106,253
Tenant recoveries	34,552	35,153	35,104	33,175	32,890
Other income	2,629	1,584	2,475	926	777
Total revenues	144,966	145,779	144,193	143,551	139,920

Expenses
Rental operations	43,410	43,959	42,986	40,621	41,061
General and administrative	10,361	10,604	10,297	10,765	9,497
Interest	16,227	14,757	14,273	16,567	17,810
Depreciation and amortization	43,405	40,885	39,848	40,211	36,582
Total expenses	113,403	110,205	107,404	108,164	104,950
Income from continuing operations before loss on early extinguishment of debt	31,563	35,574	36,789	35,387	34,970

Loss on early extinguishment of debt	(623)	–	(2,742)	(1,248)	(2,495)
Income from continuing operations	30,940	35,574	34,047	34,139	32,475

(Loss) income from discontinued operations, net	(29)	(112)	(1,098)	172	150

Gain on sale of land parcel	1,864	–	46	–	–
Net income	32,775	35,462	32,995	34,311	32,625

Net income attributable to noncontrolling interests	711	1,142	966	938	929
Dividends on preferred stock	7,483	7,090	7,089	7,089	7,089
Preferred stock redemption charge	5,978	–	–	–	–
Net income attributable to unvested restricted stock awards	235	270	278	298	242
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$18,368	$26,960	$24,662	$25,986	$24,365

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic
Continuing operations	$0.30	$0.44	$0.42	$0.44	$0.44
Discontinued operations, net	–	–	(0.02)	–	–
Earnings per share – basic	$0.30	$0.44	$0.40	$0.44	$0.44

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted
Continuing operations	$0.30	$0.44	$0.42	$0.44	$0.44
Discontinued operations, net	–	–	(0.02)	–	–
Earnings per share – diluted	$0.30	$0.44	$0.40	$0.44	$0.44

Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic and diluted	$18,368	$26,960	$24,662	$25,986	$24,365

Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	61,507,807	61,427,495	61,295,659	58,500,055	54,948,345
Dilutive effect of stock options	1,160	3,939	8,310	13,067	19,410
Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	61,508,967	61,431,434	61,303,969	58,513,122	54,967,755

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Assets
Investments in real estate	$6,892,429	$6,750,975	$6,635,872	$6,534,433	$6,145,499
Less: accumulated depreciation	(779,177)	(742,535)	(710,580)	(679,081)	(647,034)
Investments in real estate, net	6,113,252	6,008,440	5,925,292	5,855,352	5,498,465
Cash and cash equivalents	77,361	78,539	73,056	60,925	78,196
Restricted cash	39,803	23,332	27,929	23,432	30,513
Tenant receivables	8,836	7,480	6,599	4,487	7,018
Deferred rent	150,515	142,097	132,954	125,867	123,091
Deferred leasing and financing costs, net	143,754	135,550	134,366	130,147	111,315
Investments	98,152	95,777	88,777	88,862	88,694
Other assets	86,418	82,914	66,583	54,212	46,051
Total assets	$6,718,091	$6,574,129	$6,455,556	$6,343,284	$5,983,343

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$721,715	$724,305	$760,882	$774,691	$787,945
Unsecured senior notes payable	549,536	–	–	–	–
Unsecured senior line of credit	167,000	370,000	814,000	575,000	679,000
Unsecured senior bank term loans	1,350,000	1,600,000	1,000,000	1,000,000	1,000,000
Unsecured senior convertible notes	1,236	84,959	84,484	203,638	202,521
Accounts payable, accrued expenses, and tenant security deposits	323,002	325,393	330,044	300,030	283,013
Dividends payable	36,962	36,579	35,287	34,068	31,172
Preferred stock redemption liability	129,638	–	–	–	–
Total liabilities	3,279,089	3,141,236	3,024,697	2,887,427	2,983,651

Redeemable noncontrolling interests	15,819	16,034	15,931	15,899	15,915

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Series C Preferred Stock	–	129,638	129,638	129,638	129,638
Series D Convertible Preferred Stock	250,000	250,000	250,000	250,000	250,000
Series E Preferred Stock	130,000	–	–	–	–
Common stock	616	616	614	614	551
Additional paid-in capital	3,022,242	3,028,558	3,025,444	3,024,603	2,568,976
Retained earnings	–	–	–	–	360
Accumulated other comprehensive loss	(23,088)	(34,511)	(32,202)	(6,272)	(7,193)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	3,379,770	3,374,301	3,373,494	3,398,583	2,942,332
Noncontrolling interests	43,413	42,558	41,434	41,375	41,445
Total equity	3,423,183	3,416,859	3,414,928	3,439,958	2,983,777
Total liabilities, noncontrolling interests, and equity	$6,718,091	$6,574,129	$6,455,556	$6,343,284	$5,983,343

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	11

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Funds from Operations

(Dollars in thousands, except per share amounts)

(Unaudited)

Funds from operations

The following table presents a reconciliation of net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, the most directly comparable financial measure calculated and presented in accordance with GAAP, to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the periods below:

	Three Months Ended (1)
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$18,368	$26,960	$24,662	$25,986	$24,365
Add: Depreciation and amortization	43,405	40,966	39,990	40,363	36,707
Add: Net income attributable to noncontrolling interests	711	1,142	966	938	929
Add: Net income attributable to unvested restricted stock awards	235	270	278	298	242
Add: Impairment of real estate	–	–	994	–	–
Subtract: Gain on sale of land parcel	(1,864)	–	(46)	–	–
Subtract: FFO attributable to noncontrolling interests	(684)	(939)	(933)	(1,033)	(1,065)
Subtract: FFO attributable to unvested restricted stock awards	(472)	(600)	(647)	(638)	(547)
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders — basic	59,699	67,799	65,264	65,914	60,631
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8.00% Unsecured Senior Convertible Notes	5	5	4	7	5
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders — diluted	$59,704	$67,804	$65,268	$65,921	$60,636

Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders — basic	61,507,807	61,427,495	61,295,659	58,500,055	54,948,345
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8.00% Unsecured Senior Convertible Notes	6,087	6,087	6,047	6,047	6,047
Dilutive effect of stock options	1,160	3,939	8,310	13,067	19,410
Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders — diluted	61,515,054	61,437,521	61,310,016	58,519,169	54,973,802

FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$0.97	$1.10	$1.06	$1.13	$1.10
Diluted	$0.97	$1.10	$1.06	$1.13	$1.10

(1)             See FFO on page 2 for additional information on significant items impacting comparability of results.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	12

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Adjusted Funds from Operations

(Dollars in thousands, except per share amounts)

(Unaudited)

Adjusted funds from operations

The following table presents a reconciliation of FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders to AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:

	Three Months Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	$59,699	$67,799	$65,264	$65,914	$60,631
Add/(deduct):
Non-incremental revenue generating capital expenditures
Building improvements	(210)	(675)	(550)	(698)	(608)
Tenant improvements and leasing commissions	(2,019)	(6,083)	(2,119)	(1,595)	(803)
Amortization of loan fees	2,643	2,551	2,144	2,327	2,278
Amortization of debt premiums/discounts	179	565	750	1,169	1,335
Amortization of acquired above and below market leases	(800)	(812)	(940)	(2,726)	(4,854)
Deferred rent/straight-line rent	(8,796)	(9,558)	(7,647)	(2,885)	(6,707)
Stock compensation	3,293	3,306	3,344	2,749	2,356
Capitalized income from development projects	478	537	930	1,078	1,428
Deferred rent/straight-line rent on ground leases	1,406	1,221	1,143	1,099	1,241
Loss on early extinguishment of debt	623	–	2,742	1,248	2,495
Preferred stock redemption charge	5,978	–	–	–	–
Allocation to unvested restricted stock awards	(22)	79	(7)	(14)	16
AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders - diluted	$62,452	$58,930	$65,054	$67,666	$58,808

Weighted average shares of common stock outstanding for calculating AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	61,507,807	61,427,495	61,295,659	58,500,055	54,948,345
Add: Dilutive effect of stock options	1,160	3,939	8,310	13,067	19,410
Weighted average shares of common stock outstanding for calculating AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	61,508,967	61,431,434	61,303,969	58,513,122	54,967,755

AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$1.02	$0.96	$1.06	$1.16	$1.07
Diluted	$1.02	$0.96	$1.06	$1.16	$1.07

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	13

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial and Asset Base Highlights

(Dollars in thousands, except per share and per square foot amounts)

(Unaudited)

	Three Months Ended
Operating data	3/31/12		12/31/11		9/30/11		6/30/11	3/31/11
Total revenues	$144,966		$145,779		$144,193		$143,551	$139,920
Deferred rent/straight-line rent	$8,796		$9,558		$7,647		$2,885	$6,707
Amortization of acquired above and below market leases	$800		$812		$940		$2,726	$4,854
Operating margins	70%		70%		70%		72%	71%
General and administrative expense as a percentage of total revenues	7.1%		7.3%		7.1%		7.5%	6.8%
Adjusted EBITDA margin	65%		65%		65%		66%	66%
Adjusted EBITDA – quarter annualized	$377,836		$377,964		$377,168		$380,968	$368,100
Adjusted EBITDA – trailing 12 months	$378,484		$376,050		$370,998		$359,247	$345,055
Capitalized interest	$15,266		$16,151		$16,666		$15,046	$13,193
Weighted average interest rate used for capitalization during period	4.29%		4.35%		4.54%		4.60%	4.57%
Non-cash amortization of discount on secured and unsecured notes	$179		$565		$750		$1,169	$1,335
Loss on early extinguishment of debt	$623		$–		$2,742		$1,248	$2,495
Preferred stock redemption charge	$5,978		$–		$–		$–	$–
Gain on sale of land parcels	$1,864		$–		$46		$–	$–
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$18,368		$26,960		$24,662		$25,986	$24,365
Weighted average common shares outstanding – EPS – diluted	61,508,967		61,431,434		61,303,969		58,513,122	54,967,755
Earnings per share – diluted	$0.30		$0.44		$0.40		$0.44	$0.44
FFO attributable to Alexandria Real Estate, Inc.’s common stockholders – diluted	$59,704		$67,804		$65,268		$65,921	$60,636
Weighted average common shares outstanding – FFO – diluted	61,515,054		61,437,521		61,310,016		58,519,169	54,973,802
FFO per share – diluted	$0.97		$1.10		$1.06		$1.13	$1.10

Asset base statistics	3/31/12		12/31/11		9/30/11		6/30/11	3/31/11
Number of properties at end of period	174		173		171		171	168
Rentable square feet at end of period	15,538,237		15,302,774		14,868,018		14,144,763	13,699,649
Occupancy of operating properties at end of period	94.2%		94.9%		94.6%		93.8%	94.2%
Occupancy including redevelopment properties at end of period	87.9%		88.5%		89.3%		88.3%	88.6%
Annualized base rent per leased rentable square foot	$34.17		$34.39		$34.39		$34.06	$33.90
Leasing activity – YTD rentable square feet	911,926		3,407,476		2,265,421		1,280,084	551,622
Leasing activity – Qtr rentable square feet	911,926		1,142,055		985,337		728,462	551,622
Leasing activity – YTD percentage change in rental rates – GAAP basis	3.3%		4.2%		2.5%		2.4%	1.6%
Leasing activity – Qtr percentage change in rental rates – GAAP basis	3.3%		7.6%		2.8%		3.1%	1.6%
Leasing activity – YTD percentage change in rental rates – cash basis	(2.8%	)	(1.9%	)	(0.7%	)	1.0%	0.8%
Leasing activity – Qtr percentage change in rental rates – cash basis	(2.8%	)	(4.1%	)	(3.0%	)	1.5%	0.8%
Same property – YTD percentage change in net operating income – GAAP basis	(0.7%	)	(0.6%	)	0.2%		0.5%	0.3%
Same property – Qtr percentage change in net operating income – GAAP basis	(0.7%	)	(0.5%	)	(0.2%	)	1.7%	0.3%
Same property – YTD percentage change in net operating income – cash basis	1.7%		4.1%		5.5%		6.5%	5.8%
Same property – Qtr percentage change in net operating income – cash basis	1.7%		3.1%		4.8%		9.4%	5.8%

Balance sheet data / credit metrics	3/31/12		12/31/11		9/30/11		6/30/11	3/31/11
Investments in real estate	$6,892,429		$6,750,975		$6,635,872		$6,534,433	$6,145,499
Accumulated depreciation	$(779,177)		$(742,535)		$(710,580)		$(679,081)	$(647,034)
Investments in real estate, net	$6,113,252		$6,008,440		$5,925,292		$5,855,352	$5,498,465
Tangible non-real estate assets	$272,791		$249,884		$237,277		$210,113	$237,805
Total assets	$6,718,091		$6,574,129		$6,455,556		$6,343,284	$5,983,343
Gross assets (excluding cash and restricted cash)	$7,380,104		$7,214,793		$7,065,151		$6,938,008	$6,521,668
Secured notes payable	$721,715		$724,305		$760,882		$774,691	$787,945
Unsecured senior notes payable	$549,536		$–		$–		$–	$–
Unsecured senior line of credit	$167,000		$370,000		$814,000		$575,000	$679,000
Unsecured senior bank term loans	$1,350,000		$1,600,000		$1,000,000		$1,000,000	$1,000,000
Unsecured senior convertible notes	$1,236		$84,959		$84,484		$203,638	$202,521
Total unsecured debt	$2,067,772		$2,054,959		$1,898,484		$1,778,638	$1,881,521
Total debt	$2,789,487		$2,779,264		$2,659,366		$2,553,329	$2,669,466
Net debt	$2,672,323		$2,677,393		$2,558,381		$2,468,972	$2,560,757
Total liabilities	$3,279,089		$3,141,236		$3,024,697		$2,887,427	$2,983,651
Common shares outstanding	61,634,645		61,560,472		61,463,839		61,380,268	55,049,730
Total market capitalization	$7,673,553		$7,412,402		$6,815,380		$7,689,383	$7,344,422

Financial, debt, and other ratios	3/31/12		12/31/11		9/30/11		6/30/11	3/31/11
Unencumbered net operating income as a percentage of total net operating income	72%		70%		67%		63%	65%
Unencumbered assets gross book value	$5,904,420		$5,715,357		$5,496,616		$5,342,433	$4,933,395
Unencumbered assets gross book value as a percentage of gross assets	79%		78%		77%		76%	74%
Percentage outstanding on unsecured senior line of credit at end of period	11%		25%		54%		38%	45%
Net debt to gross assets (excluding cash and restricted cash) at end of period	36%		37%		36%		36%	39%
Secured debt as a percentage of gross assets at end of period	10%		10%		11%		11%	12%
Net debt to Adjusted EBITDA – quarter annualized	7.1x		7.1x		6.8x		6.5x	7.0x
Net debt to Adjusted EBITDA – trailing 12 months	7.1x		7.1x		6.9x		6.9x	7.4x
Scheduled debt principal payments	$2,688		$2,620		$2,826		$2,886	$2,990
Fixed charge coverage ratio – quarter annualized	2.6x		2.7x		2.7x		2.7x	2.7x
Fixed charge coverage ratio – trailing 12 months	2.7x		2.7x		2.7x		2.6x	2.4x
Interest coverage ratio – quarter annualized	3.3x		3.4x		3.4x		3.4x	3.4x
Interest coverage ratio – trailing 12 months	3.4x		3.4x		3.3x		3.2x	3.0x
Dividends per share declared on common stock	$0.49		$0.49		$0.47		$0.45	$0.45
Dividend payout ratio (common stock)	46%		45%		43%		41%	40%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Real Estate and Non-Income-Producing Real Estate Assets as a Percentage of Gross Investment in Real Estate

March 31, 2012

(Tabular dollar amounts in thousands, except per square foot amounts)

(Unaudited)

Summary of real estate

	March 31, 2012			December 31, 2011
	Book Value	Square Feet	Cost per Square Foot	Book Value	Square Feet	Cost per Square Foot
Land (related to rental properties)	$506,136			$510,630
Buildings and building improvements	4,473,337			4,417,093
Other improvements	185,653			185,036
Rental properties	5,165,126	13,641,270	$379	5,112,759	13,567,997	$377
Less: accumulated depreciation	(779,177)			(742,535)
Rental properties, net	4,385,949			4,370,224

Construction in progress (“CIP”)/current value-added projects:
Active development	231,164	986,828	234	198,644	818,020	243
Active redevelopment	297,031	910,139	326	281,555	919,857	306
Projects in India and China	114,207	751,000	152	106,775	817,000	131
Generic infrastructure/building improvement projects	124,716	–	–	92,338	–	–
	767,118	2,647,967	290	679,312	2,554,877	266
Land/future value-added projects
Land held for future development	387,309	11,662,000	33	341,678	10,939,000	31
Land undergoing preconstruction activities (additional CIP) (1)	547,006	2,244,000	244	574,884	2,668,000	215
	934,315	13,906,000	67	916,562	13,607,000	67

Investment in unconsolidated real estate entity	25,870	414,000	62	42,342	414,000	102
Real estate, net	6,113,252	30,609,237	$200	6,008,440	30,143,874	$199
Add: accumulated depreciation	779,177			742,535
Gross investment in real estate (2)	$6,892,429	30,609,237		$6,750,975	30,143,874

(1)

We generally will not commence ground-up development of any parcels undergoing preconstruction activities without first securing significant pre-leasing for such space. If vertical aboveground construction is not initiated at completion of preconstruction activities, the land parcel will be classified as land held for future development. The two largest projects included in preconstruction consist of our 1.6 million developable square feet at Alexandria Center™ at Kendall Square in East Cambridge, Massachusetts, and our 407,000 developable square foot site for the second tower at Alexandria Center™ for Life Science – New York City.

(2)

In addition to assets included in our gross investment in real estate, we also hold options/rights for parcels supporting approximately 3.0 million developable square feet. These parcels consist of: (a) a parcel supporting the future ground-up development of approximately 385,000 rentable square feet in Alexandria Center™ for Life Science — New York City related to an option under our ground lease; (b) a right to acquire land parcels supporting ground-up development of 636,000 rentable square feet in Edinburgh, Scotland; and (c) an option to increase our land use rights by up to approximately 2.0 million additional developable square feet in China.

Non-income-producing real estate assets as a percentage of gross investment in real estate

As of March 31, 2012, approximately 25% of our gross investment in real estate represents non-income-producing assets (land, preconstruction, development, redevelopment, projects in India and China, and investment in unconsolidated real estate entity).  Our active development and redevelopment projects represent 8% of gross investment in real estate, a significant amount of which is pre-leased and expected to be delivered over the next three to seven quarters. Over the next few years, we may also identify certain land parcels for potential sale. Over time, our goal is to reduce non-income-producing assets to 15% or less of our gross investment in real estate.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Construction in Progress
March 31, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

Construction in progress

	CIP			RSF	Investment					Stabilized		Project	Initial
		Negotiating/	RSF	In	In		Cost to Complete		Total at	Yield		Start	Occupancy	Stabilization
Market/Property	Leased	Committed	In CIP	Service	Service	CIP	2012	Thereafter	Completion	Cash	GAAP	Date	Date	Date

Development projects

Greater Boston – Cambridge/Inner Suburbs
225 Binney Street	100%	–%	303,143	–	$–	$50,576	$46,531	$65,443	$162,550	7.5%	8.1%	4Q11	4Q13	4Q13
San Francisco Bay – Mission Bay
409/499 Illinois Street	–%	–%	222,780	–	$–	$104,285	$16,292	$27,523	$148,100	6.7%	7.4%	2Q11	2Q13	2Q14
San Francisco Bay – South SF
259 East Grand Ave.	100%	–%	170,618	–	$–	$20,693	$37,488	$22,680	$80,861	7.8 – 8.2%	7.8 – 8.2%	1Q12	1Q13	3Q15
San Diego – University Town Center
4755 Nexus Center Drive	100%	–%	45,255	–	$–	$9,959	$12,382	$–	$22,341	7.0%	7.7%	1Q11	3Q12	3Q12
5200 Illumina Way	100%	–%	127,373	–	$–	$27,162	$19,803	$2,335	$49,300	7.0%	10.8%	4Q10	4Q12	4Q12
Canada	100%	–%	26,426	–	$–	$8,881	$567	$–	$9,448	7.6%	8.2%	4Q11	2Q12	2Q12
Development Projects	75%	–%	895,595	–	$–	$221,556	$133,063	$117,981	$472,600

Urban/central business district redevelopment projects

Greater Boston – Cambridge/Inner Suburbs
400 Technology Square	39%	–%	212,123	–	$–	$80,435	$37,035	$22,080	$139,550	8.1%	9.1%	4Q11	4Q12	4Q13
San Diego – Torrey Pines
3530/3550 John Hopkins Court	100%	–%	98,320	–	$–	$38,456	$11,944	$–	$50,400	8.6%	9.0%	2Q10	2Q12	3Q12
San Diego – University Town Center
10300 Campus Point Drive	91%	–%	189,562	89,576	$40,387	$25,113	$53,897	$12,203	$131,600	7.6%	7.7%	4Q10	4Q11	3Q12
Seattle – Lake Union
1551 Eastlake Avenue	–%	23%	51,455	66,028	$26,249	$29,029	$7,908	$824	$64,010	7.0%	7.4%	4Q11	4Q11	4Q13
Total urban/central business district redevelopment projects	64%	2%	551,460	155,604	$66,636	$173,033	$110,784	$35,107	$385,560

San Francisco Bay – South SF
400/450 East Jamie Court	6%	31%	91,233	71,803	$46,867	$47,480	$6,212	$7,931	$108,490	4.2%	4.3%	4Q06	3Q11	4Q13
Other – 400/450 East Jamie Court (1)					$37,872	$(37,872)
Suburban and other redevelopment projects	11%	46%	358,679	31,624	$17,589	$147,405	$46,458	$22,993	$234,445			2Q07 – 1Q12	1Q12 – 3Q13	2Q12 – 2Q14
Other – suburban and other redevelopment projects (1)					$23,407	$(23,407)
Projects in India and China			751,000	–	$–	$114,207	$37,809	TBD	$152,016
Generic infrastructure/ building improvement projects			–	–	$–	$124,716	$70,030	TBD	$194,746
Subtotal			2,647,967	259,031	$192,371	$767,118	$404,356	$184,012	$1,547,857

Preconstruction			2,244,000	–	$–	$547,006	$36,814	TBD	$583,820
Future projected construction projects			–	–	$–	$–	$40,598	TBD	$40,598
Total			4,891,967	259,031	$192,371	$1,314,124	$481,768	$184,012	$2,172,275

(1)       As of the period ended, some portion of the real estate basis associated with the rentable square feet under redevelopment or development was classified as in-service as activities necessary to prepare the asset for its intended use were no longer in process.  In the near future, we anticipate recommencing activities necessary to prepare the asset for its intended use upon execution of leasing and final decisions related to design of each space.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

March 31, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures and the reasons why management uses these supplemental measures of performance.  Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margin

EBITDA represents earnings before interest, taxes, depreciation, and amortization (“EBITDA”), a non-GAAP financial measure, and is used by management and others as a supplemental measure of performance. Management uses adjusted EBITDA (“Adjusted EBITDA”) to assess the performance of our core operations, for financial and operational decision-making, and as a supplemental or additional means to evaluate period-to-period comparisons on a consistent basis. Adjusted EBITDA also serves as a proxy for a component of a financial covenant under certain of our debt obligations. Adjusted EBITDA is calculated as EBITDA excluding net stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of land parcels, and impairments. We believe Adjusted EBITDA provides investors relevant and useful information because it permits investors to view income from our operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, net stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of land parcels, and impairments. By excluding interest expense, EBITDA and Adjusted EBITDA allow investors to measure our performance independent of our capital structure and indebtedness and, therefore, allow for a more meaningful comparison of our performance to that of other companies, both in the real estate industry and in other industries. Management believes that excluding non-cash charges related to stock-based compensation facilitates a comparison of our operations across periods and among other equity REITs without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), and the assumptions and the variety of award types that a company can use. Management believes that adjusting for the effects of gains or losses on early extinguishment of debt, gains or losses on sales of land parcels, and impairments, provides useful information by excluding certain items that are not representative of our core operating results. These items are not related to core operations, dependent upon historical costs, and subject to judgmental valuation inputs and the timing of management decisions. EBITDA and Adjusted EBITDA have limitations as measures of our performance. EBITDA and Adjusted EBITDA do not reflect our historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While EBITDA and Adjusted EBITDA are relevant and widely used measures of performance, they do not represent net income or cash flow from operations as defined by GAAP, and they should not be considered as alternatives to those indicators in evaluating performance or liquidity. Further, our computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

The following table reconciles net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to EBITDA and Adjusted EBITDA:

	Three Months Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Net income	$32,775	$35,462	$32,995	$34,311	$32,625
Interest expense – continuing operations	16,227	14,757	14,273	16,567	17,810
Interest expense – discontinued operations	–	–	–	4	32
Depreciation and amortization – continuing operations	43,405	40,885	39,848	40,211	36,582
Depreciation and amortization – discontinued operations	–	81	142	152	125
EBITDA	92,407	91,185	87,258	91,245	87,174
Stock compensation expense	3,293	3,306	3,344	2,749	2,356
Loss on early extinguishment of debt	623	–	2,742	1,248	2,495
Gain on sale of land parcel	(1,864)	–	(46)	–	–
Impairment of real estate	–	–	994	–	–
Adjusted EBITDA	$94,459	$94,491	$94,292	$95,242	$92,025

Total revenues	$144,966	$145,779	$144,193	$143,551	$139,920
Adjusted EBITDA margins	65%	65%	65%	66%	66%

Adjusted funds from operations

AFFO is a non-GAAP financial measure that management uses as a supplemental measure of our performance. We compute AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders by adding to or deducting from FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders (1) non-incremental revenue generating capital expenditures, tenant improvements, and leasing commissions (excludes redevelopment expenditures); (2) capitalized income from development projects; (3) gains or losses on early extinguishment of debt; (4) amortization of loan fees, debt premiums/discounts, and acquired above and below market leases; (5) effects of straight-line rent and straight-line rent on ground leases; (6) preferred stock redemption charges; and (7) non-cash compensation expense related to restricted stock awards.

We believe that AFFO is a useful supplemental performance measure because it further adjusts FFO to: (1) deduct certain expenditures which, although capitalized and included in depreciation expense, do not enhance the revenue or cash flows of our properties; (2) eliminate the effect of straight-lining our rental income and capitalizing income from development projects in order to reflect the actual amount of contractual rents due in the period presented; and (3) eliminate the effect of non-cash items that are not indicative of our core operations and do not actually reduce the amount of cash generated by our operations. Management believes that adjusting FFO to eliminate the effect of non-cash charges related to stock-based compensation facilitates a comparison of our operations across periods and among other equity REITs without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), and the assumptions and the variety of award types that a company can use. Management believes that adjusting FFO provides useful information by excluding certain items that are not representative of our core operating results because they are dependent upon historical costs or subject to judgmental valuation inputs and the timing of management decisions.

AFFO is not intended to represent cash flow for the period, and is only intended to provide an additional measure of performance. We believe that net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is the most directly comparable GAAP financial measure to AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders. Management believes that AFFO is a widely recognized measure of the operations of equity REITs, and presenting AFFO will enable investors to assess our performance in comparison to other equity REITs. However, other equity REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to AFFO calculated by other equity REITs. AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

March 31, 2012

(Unaudited)

Annualized base rent

Annualized base rent means the annualized fixed base rental amount in effect as of March 31, 2012, related to our operating rentable square feet (using rental revenue computed on a straight-line basis in accordance with GAAP).

Capitalized interest

A key component of our business model is our value-added development and redevelopment programs.  These programs are focused on providing high-quality generic life science laboratory space to meet the real estate requirements of and are reusable by various life science industry tenants.  Upon completion, each value-added project is expected to generate significant revenues and cash flows.  Our development and redevelopment projects are generally in locations that are highly desirable to life science entities which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns. Development projects consist of the ground-up development of generic life science laboratory facilities.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space, including the conversion of single-tenancy space to multi-tenancy space or vice versa.  We also have certain significant value-added projects undergoing important and substantial preconstruction activities to bring these assets to their intended use. These critical activities add significant value and are required for the construction of buildings. The projects will provide high-quality facilities for the life science industry and will generate significant revenue and cash flows for the Company.  In accordance with GAAP, we capitalize project costs clearly related to the construction, development, and redevelopment as a cost of the project. Indirect project costs such as construction administration, legal fees, and office costs that clearly relate to projects under construction, development, and redevelopment are also capitalized as a cost of the project. We capitalize project costs only during periods in which activities necessary to prepare an asset for its intended use are in progress.  We also capitalize interest cost as a cost of the project only during the period for which activities necessary to prepare an asset for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost is incurred.  Additionally, should activities necessary to prepare an asset for its intended use cease, interest, taxes, insurance, and certain other direct project costs related to these assets would be expensed as incurred.

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees, and amortization of debt premiums/discounts.

Construction in progress/current value-added projects

Active development/active redevelopment projects

A key component of our business model is our value-added development and redevelopment programs. These programs are focused on providing high-quality, generic, and reusable life science laboratory space to meet the real estate requirements of a wide range of clients in the life science industry. Upon completion, each value-added project is expected to generate significant revenues and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to life science entities, which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns. Development projects consist of the ground-up development of generic and reusable life science laboratory facilities. We generally will not commence new development projects for aboveground vertical construction of new life science laboratory space without first securing significant pre-leasing for such space. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space, including the conversion of single-tenancy space to multi-tenancy space or vice versa.

Projects in India and China

Projects in India and China primarily represent development opportunities and projects focused primarily on life science laboratory space for our current client tenants and other life science relationship entities. These projects focus on real estate investments with targeted returns on investment greater than returns expected in the United States.

Generic infrastructure/building improvement projects

Generic infrastructure/building improvement projects include revenue-enhancing capital spending, non-revenue-enhancing capital expenditures, and tenant improvements.

Construction in progress/future value-added projects

Land undergoing preconstruction activity (additional CIP)

We continue to advance various important preconstruction activities for development sites, including Building Information Modeling (3-D virtual modeling), design development and construction drawings (required for each of the five new buildings), sustainability and energy optimization review, budgeting, planning for future site and infrastructure work, and other activities prior to commencement of vertical construction of aboveground shell and core improvements. We generally will not commence ground-up development of any parcels undergoing preconstruction activities without first securing significant pre-leasing for such space.

Dividend payout ratio

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record date multiplied by the related dividend per share) to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders on a diluted basis, as adjusted.  The dividend payout ratio excludes loss on early extinguishment of debt, and preferred stock redemption charges, which affect comparability of periods.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

March 31, 2012

(Tabular dollar amounts in thousands, except for per share amounts)

(Unaudited)

Earnings per share

We use income from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders as the “control number” in determining whether potential common shares, including potential common shares issuable upon conversion of our 8.00% unsecured senior convertible notes (“8.00% Unsecured Senior Convertible Notes”), are dilutive or antidilutive to earnings per share.  Pursuant to the presentation and disclosure literature on gains/losses on sales or disposals by REITs and earnings per share required by the SEC and the Financial Accounting Standards Board, gains or losses on sales or disposals by a REIT that do not qualify as discontinued operations are classified below income from discontinued operations in the income statement and included in the numerator for the computation of earnings per share for income from continuing operations.

We account for unvested restricted stock awards which contain nonforfeitable rights to dividends as participating securities and include these securities in the computation of earnings per share using the two-class method.  Under the two-class method, we allocate net income after preferred stock dividends and amounts attributable to noncontrolling interests to (1) common stockholders and (2) unvested restricted stock awards based on their respective participation rights to dividends declared (or accumulated) and undistributed earnings.  Diluted earnings per share is computed using the weighted average shares of common stock outstanding determined for the basic earnings per share computation plus the effect of any dilutive securities, including the dilutive effect of stock options using the treasury stock method.

The table below is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for income from continuing operations:

	Three Months Ended March 31,
Earnings per share	2012	2011
Income from continuing operations	$30,940	$32,475
Gain on sale of land parcel	1,864	–
Net income attributable to noncontrolling interests	(711)	(929)
Dividends on preferred stock	(7,483)	(7,089)
Preferred stock redemption charge	(5,978)	–
Net income attributable to unvested restricted stock awards	(235)	(242)
Income from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic and diluted	18,397	24,215
(Loss) income from discontinued operations, net	(29)	150
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic and diluted	$18,368	$24,365

Weighted average shares of common stock outstanding – basic	61,507,807	54,948,345
Dilutive effect of stock options	1,160	19,410
Weighted average shares of common stock outstanding – diluted	61,508,967	54,967,755

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic
Continuing operations	$0.30	$0.44
Discontinued operations, net	–	–
Earnings per share – basic	$0.30	$0.44

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted
Continuing operations	$0.30	$0.44
Discontinued operations, net	–	–
Earnings per share – diluted	$0.30	$0.44

EBITDA

See Adjusted EBITDA and Adjusted EBITDA margin

Fixed charge coverage ratio

The fixed charge coverage ratio is useful to investors as a supplemental measure of the Company’s ability to satisfy fixed financing obligations and dividends on preferred stock.  Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees, and amortization of debt premiums/discounts.   The following table presents a reconciliation of interest expense, the most directly comparable GAAP financial measure to cash interest and fixed charges:

	Three Months Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Adjusted EBITDA	$94,459	$94,491	$94,292	$95,242	$92,025

Interest expense – continuing operations	16,227	14,757	14,273	16,567	17,810
Interest expense – discontinued operations	–	–	–	4	32
Add: capitalized interest	15,266	16,151	16,666	15,046	13,193
Less: amortized loan fees	(2,643)	(2,551)	(2,144)	(2,327)	(2,278)
Less: amortization of debt premium/discounts	(179)	(565)	(750)	(1,169)	(1,335)
Cash interest	28,671	27,792	28,045	28,121	27,422
Dividends on preferred stock	7,483	7,090	7,089	7,089	7,089
Fixed charges	$36,154	$34,882	$35,134	$35,210	$34,511

Fixed charge coverage ratio – quarter annualized	2.6x	2.7x	2.7x	2.7x	2.7x
Fixed charge coverage ratio – trailing 12 months	2.7x	2.7x	2.7x	2.6x	2.4x

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

March 31, 2012

(Unaudited)

Funds from operations

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of FFO.  Since its introduction, FFO has become a widely used non-GAAP financial measure among REITs.  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other equity REITs.  The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains from sales and real estate impairment losses, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

Future value-added projects

Land held for future development

All preconstruction efforts have been advanced to appropriate stages and no further preconstruction activities are ongoing and therefore, interest, property taxes, and other costs related to these assets are expensed as incurred.  We generally will not commence new development projects for aboveground vertical construction of new life science laboratory space without first securing significant pre-leasing for such space.

Land undergoing preconstruction activities (additional CIP)

Preconstruction activities include Building Information Modeling (3-D virtual modeling), design development and construction drawings, sustainability and energy optimization review, budgeting, planning for future site and infrastructure work, and other activities prior to commencement of vertical construction of aboveground shell and core improvements.  Our objective with preconstruction is to reduce the time it takes to deliver projects to prospective tenants.  Project costs are capitalized as a cost of the project during periods when activities necessary to prepare an asset for its intended use are in progress.  We generally will not commence ground-up development of any parcels undergoing preconstruction activities without first securing significant pre-leasing for such space.  If vertical aboveground construction is not initiated at completion of preconstruction activities, the land parcel will be classified as land held for future development.  The two largest projects included in preconstruction consist of our 1.6 million developable square feet at Alexandria Center™ at Kendall Square in East Cambridge, Massachusetts, and our 407,000 developable square foot site for the second tower at Alexandria Center™ for Life Science – New York City.

Investment in unconsolidated real estate entity

Our investment in unconsolidated real estate entity represents our equity investment in a real estate entity that owns a land parcel supporting the ground-up development of approximately 414,000 rentable square feet in the Longwood Medical Area of Boston.

In March 2012, we contributed our 55% ownership interest in a land parcel aggregating 414,000 developable square feet in the Longwood Medical Area into a newly formed joint venture (the “Restated JV”) with National Development, Charles River Realty Investors, and a newly admitted member, Clarion Partners, LLC, resulting in a reduction of our ownership interest from 55% to 27.5%.  In connection with the sale of 27.5% of our 55% ownership interest in the land parcel, we received a special distribution of approximately $22.3 million which included the recognition of a $1.9 million gain on sale of land and approximately $5.4 million from our share of loan refinancing proceeds.   Our 27.5% share of the land was valued at approximately $31 million (including closing costs), or approximately $275 per developable square foot.  Upon formation of the Restated JV, the existing $38.4 million non-recourse secured loan was refinanced with a seven-year (including two one-year extension options) non-recourse $213 million construction loan with initial loan proceeds of $50 million.  We do not expect capital contributions through the completion of the project to exceed the approximate $22.3 million in net proceeds received in this transaction. Construction of this $350 million project is expected to commence early in the second quarter of 2012 and the project is 37% pre-leased to Dana-Farber Cancer Institute, Inc.  In addition, we expect to earn development and other fees of approximately $3.5 million through 2015, and recurring annual property management fees thereafter.

Future redevelopment

Our asset base also includes non-laboratory space (office, warehouse, and industrial space) identified for future conversion into life science laboratory space through redevelopment aggregating approximately 1.0 million rentable square feet. These spaces are currently classified in rental properties, net.

FFO per share

FFO per share – diluted is computed using the weighted average shares of common stock outstanding determined for the basic FFO per share computation plus the effect of any dilutive securities, including the dilutive effect of stock options using the treasury stock method.  Additionally, we applied the if-converted method for our 8.00% Unsecured Senior Convertible Notes for FFO per share separately from the if-converted analysis for earnings per share.  In applying the if-converted method, conversion is assumed for purposes of calculating FFO per share – diluted if the effect would be dilutive to FFO per share.  If the assumed conversion pursuant to the if-converted method is dilutive, FFO per share – diluted would be calculated by adding back interest charges applicable to our 8.00% Unsecured Senior Convertible Notes to the numerator and our 8.00% Unsecured Senior Convertible Notes would be assumed to have been converted at the beginning of the period presented (or from the date of issuance, if occurring on a date later than the date that the period begins) and the resulting incremental shares associated with the assumed conversion would be included in the denominator.  Furthermore, we assume that our 8.00% Unsecured Senior Convertible Notes are converted for the period prior to any retirement or actual conversion if the effect of such assumed retirement or conversion would be dilutive, and any shares of common stock issued upon actual retirement or conversion are included in the denominator for the period after the date of retirement or conversion.  For purposes of calculating FFO per share – diluted, the if-converted method was dilutive to FFO per share – diluted for all periods presented.

Gross assets (excluding cash and restricted cash)

Gross assets (excluding cash and restricted cash) are equal to total assets plus accumulated depreciation, less cash, cash equivalents, and restricted cash.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

March 31, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

Interest coverage ratio

Interest coverage ratio is the ratio of Adjusted EBITDA to cash interest. This ratio is useful to investors as an indicator of our ability to service our cash interest obligations.  The following table summarizes the calculation of the interest coverage ratio:

	Three Months Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Adjusted EBITDA	$94,459	$94,491	$94,292	$95,242	$92,025

Interest expense – continuing operations	16,227	14,757	14,273	16,567	17,810
Interest expense – discontinued operations	–	–	–	4	32
Add: capitalized interest	15,266	16,151	16,666	15,046	13,193
Less: amortized loan fees	(2,643)	(2,551)	(2,144)	(2,327)	(2,278)
Less: amortization of debt premium/discounts	(179)	(565)	(750)	(1,169)	(1,335)
Cash interest	$28,671	$27,792	$28,045	$28,121	$27,422

Interest coverage ratio – quarter annualized	3.3x	3.4x	3.4x	3.4x	3.4x
Interest coverage ratio – trailing 12 months	3.4x	3.4x	3.3x	3.2x	3.0x

Net debt

Net debt is equal to the sum of total debt less cash, cash equivalents, and restricted cash.

Net operating income

Net operating income is a non-GAAP financial measure equal to income from continuing operations, the most directly comparable GAAP financial measure, plus loss from early extinguishment of debt, depreciation and amortization, interest expense, and general and administrative expense. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for evaluating the operating performance of our real estate assets.  Net operating income on a cash basis is net operating income on a GAAP basis, adjusted to exclude the effect of straight-line rent adjustments required by GAAP.  We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

Further, we believe net operating income is useful to investors as a performance measure because, when compared across periods, net operating income reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not immediately apparent from income from continuing operations.  Net operating income excludes certain components from income from continuing operations in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level.  In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level.  Net operating income presented by us may not be comparable to net operating income reported by other equity REITs that define net operating income differently.  We believe that in order to facilitate a clear understanding of our operating results, net operating income should be examined in conjunction with income from continuing operations as presented in our condensed consolidated statements of income.  Net operating income should not be considered as an alternative to income from continuing operations as an indication of our performance or as an alternative to cash flows as a measure of liquidity or our ability to make distributions.

Same property comparisons

As a result of changes within our total property portfolio, the financial data presented in the Summary of Same Property Comparisons shows significant changes in revenue and expenses from period to period.  In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties that were fully operating for the entire periods presented for the quarter periods (herein referred to as “Same Properties”) separate from properties acquired subsequent to the first day in the first period presented, properties undergoing active development and active redevelopment, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results (herein referred to as “Non-Same Properties”).  Additionally, rental revenues from lease termination fees, if any, are excluded from the results of the Same Properties.

Tangible non-real estate assets

Tangible non-real estate assets include the following as of each date presented:

	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Cash and cash equivalents	$77,361	$78,539	$73,056	$60,925	$78,196
Restricted cash	39,803	23,332	27,929	23,432	30,513
Tenant receivables	8,836	7,480	6,599	4,487	7,018
Investments	98,152	95,777	88,777	88,862	88,694
Other tangible non-real estate assets	48,639	44,756	40,916	32,407	33,384
Total tangible non-real estate assets	$272,791	$249,884	$237,277	$210,113	$237,805

Total market capitalization

Total market capitalization is equal to the sum of outstanding shares of Series E Preferred Stock and common stock multiplied by the related closing price at the end of each period presented, the liquidation value of the series D cumulative convertible preferred stock (“Series D Convertible Preferred Stock”), and total debt.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

March 31, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of our results of operations of our unencumbered real estate assets, as it reflects only those income and expense items that are incurred at the unencumbered property level. Management uses unencumbered net operating income as a percentage of total net operating income in order to assess its compliance with its financial covenants under our debt obligations because the measure serves as a proxy for a financial measure under certain of our debt obligations. Unencumbered net operating income represents net operating income derived from assets which are not subject to any mortgage, deed of trust, lien, or other security interest.

	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Unencumbered net operating income	$73,037	$71,092	$68,276	$64,847	$64,320
Encumbered net operating income	28,519	30,728	32,931	38,083	34,539
Total net operating income	$101,556	$101,820	$101,207	$102,930	$98,859

Unencumbered net operating income as a percentage of total net operating income	72%	70%	67%	63%	65%

Weighted average interest rate for capitalization

The weighted average interest rate for calculating capitalization of interest required pursuant to GAAP represents a weighted average rate based on the rates applicable to borrowings outstanding during the period and includes the impact of our interest rate hedge agreements, amortization of debt discounts/premiums, amortization of loan fees, and other bank fees.  A separate calculation is performed each month to determine our weighted average interest rate for capitalization for the month.  The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable rate debt to fixed rate debt, the amount and terms of effective interest rate hedge agreements, and the amount of loan fee amortization.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Credit Metrics

March 31, 2012

(Unaudited)

Net Debt/Adjusted EBITDA

7.7x
7.4x
7.1x
7.1x
2009
2010
2011
1Q 2012

Interest Coverage Ratio

2.5x
2.7x
3.4x
3.3x
2009
2010
2011
1Q 2012

45%
39%
37%
36%
2009
2010
2011
1Q 2012

Fixed Charge Coverage Ratio

2.0x
2.2x
2.7x
2.6x
2009
2010
2011
1Q 2012

Unencumbered NOI as a % of Total NOI

53%
60%
69%
72%
2009
2010
2011
1Q 2012

Unencumbered Assets Gross Book Value as a % of Gross Assets

70%
74%
78%
79%
2009
2010
2011
1Q 2012

Liquidity

$1,500
$1,250
$1,000
$750
$500
$250
$0
(in millions)
Cash and Cash Equivalents $77.4
Availability Under 2015 Unsecured Senior Line of Credit $1,333

Unhedged Variable Rate Debt as a % of Total Debt

100%
80%
60%
40%
20%
0%
Fixed/Hedged Variable Rate Debt 95%
Unsecured Senior Line of Credit 2%
Secured Debt 3%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Debt
March 31, 2012
(Tabular dollar amounts in thousands)

(Unaudited)

Debt maturities

	Secured Notes Payable		Unsecured Senior Debt
	Our Share	Noncontrolling Interests’ Share	Line of Credit and Bank Term Loans	Notes Payable	Convertible Notes	Total Consolidated
2012	$7,895	$275	$–	$–	$–	$8,170
2013	51,870	384	–	–	–	52,254
2014	284,730	20,868	–	–	250	305,848
2015	7,171	–	167,000	–	–	174,171
2016	233,454	–	750,000	–	–	983,454
Thereafter	115,790	–	600,000	550,000	1,000	1,266,790
Subtotal	700,910	21,527	1,517,000	550,000	1,250	2,790,687
Unamortized discounts	(585)	(137)	–	(464)	(14)	(1,200)
Total	$700,325	$21,390	$1,517,000	$549,536	$1,236	$2,789,487

Fixed rate/hedged and unhedged floating rate debt

	Fixed Rate/Hedged	Unhedged Floating Rate	Total Consolidated	Percentage of Total	Weighted Average Interest Rate at End of Period (1)	Weighted Average Remaining Term (Years)
Secured notes payable	$645,055	$76,660	$721,715	25.9%	5.77%	3.9
Unsecured senior notes payable	549,536	–	549,536	19.7	4.61	10.0
Unsecured senior line of credit (2)	100,000	67,000	167,000	6.0	2.72	2.8
2016 Unsecured Senior Bank Term Loan	750,000	–	750,000	26.9	3.29	4.3
2017 Unsecured Senior Bank Term Loan	600,000	–	600,000	21.5	3.84	4.8
Unsecured senior convertible notes	1,236	–	1,236	–	5.10	4.3
Total debt	$2,645,827	$143,660	$2,789,487	100.0%	4.28%	5.3
Percentage of Total Debt	95%	5%	100%

(1)             Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate hedge agreements. The weighted average interest rate excludes bank fees and amortization of loan fees.

(2)             Total commitments available for borrowing aggregate $1.5 billion under our unsecured senior line of credit.  As of March 31, 2012, we had approximately $1.3 billion available for borrowing under our unsecured senior line of credit.

Summary of secured notes payable principal maturities

Description	Maturity Date	Type	Stated Rate	Effective Rate (1)	Amount

Other scheduled principal repayments/amortization					$8,170
2012 Total					$8,170

San Diego	3/1/13	Insurance Co.	6.21%	6.21%	$7,934
Suburban Washington, D.C.	9/1/13	CMBS	6.36	6.36	26,093
San Francisco Bay	11/16/13	Other	6.14	6.14	7,527
Other scheduled principal repayments/amortization					10,700
2013 Total					$52,254

Greater Boston	4/1/14	Insurance Co.	5.26%	5.59%	$208,684
Suburban Washington, D.C.	4/20/14	Bank	2.27	2.27	76,000
San Diego	7/1/14	Bank	6.05	4.88	6,458
San Diego	11/1/14	Bank	5.39	4.00	7,495
Seattle	11/18/14	Other	5.01	5.01	240
Other scheduled principal repayments/amortization					6,721
2014 Total					$305,598

Other scheduled principal repayments/amortization					$7,171
2015 Total					$7,171

Greater Boston, San Francisco Bay, and San Diego	1/1/16	CMBS	5.73%	5.73%	$75,501
Greater Boston and Greater NYC	4/1/16	CMBS	5.82	5.82	29,389
San Francisco Bay	8/1/16	CMBS	6.35	6.35	126,715
Other scheduled principal repayments/amortization					1,849
2016 Total					$233,454

Thereafter					115,790
Subtotal					722,437
Unamortized discounts					(722)
Total					$721,715

(1)             Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts. The effective rate excludes bank fees and amortization of loan fees.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Debt
March 31, 2012
(Unaudited)

Summary of unsecured senior line of credit and unsecured senior bank term loan maturities

The maturity dates on our unsecured senior line of credit and unsecured senior bank term loans may be extended at our sole election with delivery of notice to our lenders and may be repaid prior to the maturity dates of these loans without prepayment penalties.  The maturity dates of these loans are as follows, assuming we exercise our sole right to extend the maturity dates:

	Applicable Margin	Stated Maturity Date	Extension Option	Extended Maturity Date
Unsecured senior line of credit:
Prior to amendment on April 30, 2012	2.40%	January 2014	Two extensions of six months each	January 2015
Post amendment on April 30, 2012	1.20%	April 2016	Two extensions of six months each	April 2017
2016 Unsecured Senior Bank Term Loan	1.65%	June 2015	One year	June 2016
2017 Unsecured Senior Bank Term Loan	1.50%	January 2016	One year	January 2017

Debt covenants

	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loans (2)
Debt Covenant Ratios (1)	Requirement	Actual (3)	Requirement	Actual (3)
Total Debt to Total Assets (4)	< 60%	37%	< 60.0% (5)	34%

Consolidated EBITDA to Interest Expense (6)	> 1.5x	5.4x	> 1.50x	2.5x

Unencumbered Total Asset Value to Unsecured Debt	> 150%	279%	N/A	N/A

Secured Debt to Total Assets (7)	< 40%	10%	< 40.0% (5)	9%

Unsecured Leverage Ratio	N/A	N/A	< 60.0% (5)	36%

Unsecured Interest Coverage Ratio	N/A	N/A	> 1.75x	8.9x

(1)             For a definition of the ratios used in the table above and related footnotes, refer to the Indenture dated February 29, 2012, which governs the unsecured senior notes payable and the Third Amended and Restated Credit Agreement (“Amended Credit Agreement”) dated as of April 30, 2012, which are or will be filed as exhibits to our reports filed with the SEC.

(2)             The covenants shown reflect those as of April 30, 2012, under the Amended Credit Agreement.

(3)             Actual covenants are calculated pursuant to the specific terms of each agreement.

(4)             Under the Amended Credit Agreement, this ratio is referred to as the Leverage Ratio.

(5)             These ratios may increase by an additional 5% in connection with a Material Acquisition, as defined, for up to four quarters.

(6)             Under the Amended Credit Agreement, this ratio is referred to as the Fixed Charge Coverage Ratio.

(7)             Under the Amended Credit Agreement, this ratio is referred to as the Secured Debt Ratio.

Summary of interest rate hedge agreements

					Notional Amount in
					Effect as of
Transaction Date	Effective Date	Termination Date	Interest Pay Rate (1)	Fair Value as of March 31, 2012	March 31, 2012	December 31, 2013	December 31, 2014
December 2006	December 29, 2006	March 31, 2014	4.990%	$(4,582)	$50,000	$50,000	$–
October 2007	October 31, 2007	September 30, 2012	4.546	(1,082)	50,000	–	–
October 2007	October 31, 2007	September 30, 2013	4.642	(3,243)	50,000	–	–
October 2007	July 1, 2008	March 31, 2013	4.622	(1,083)	25,000	–	–
October 2007	July 1, 2008	March 31, 2013	4.625	(1,084)	25,000	–	–
December 2006	November 30, 2009	March 31, 2014	5.015	(6,910)	75,000	75,000	–
December 2006	November 30, 2009	March 31, 2014	5.023	(6,922)	75,000	75,000	–
December 2006	December 31, 2010	October 31, 2012	5.015	(2,829)	100,000	–	–
December 2011	December 30, 2011	December 31, 2012	0.480	(388)	250,000	–	–
December 2011	December 30, 2011	December 31, 2012	0.480	(388)	250,000	–	–
December 2011	December 30, 2011	December 31, 2012	0.480	(194)	125,000	–	–
December 2011	December 30, 2011	December 31, 2012	0.480	(194)	125,000	–	–
December 2011	December 30, 2011	December 31, 2012	0.495	(208)	125,000	–	–
December 2011	December 30, 2011	December 31, 2012	0.508	(220)	125,000	–	–
December 2011	December 31, 2012	December 31, 2013	0.640	(457)	–	250,000	–
December 2011	December 31, 2012	December 31, 2013	0.640	(458)	–	250,000	–
December 2011	December 31, 2012	December 31, 2013	0.644	(234)	–	125,000	–
December 2011	December 31, 2012	December 31, 2013	0.644	(234)	–	125,000	–
December 2011	December 31, 2013	December 31, 2014	0.977	(284)	–	–	250,000
December 2011	December 31, 2013	December 31, 2014	0.976	(284)	–	–	250,000
Total				$(31,278)	$1,450,000	$950,000	$500,000

(1)             In addition to the interest pay rate, borrowings outstanding under our unsecured senior line of credit and unsecured senior bank term loans include an applicable margin shown at the top of this page.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Real Estate Asset Sales and Assets Held for Sale

March 31, 2012

(Dollars in thousands)
(Unaudited)

Real estate asset sales – actual/projected

	Disposition
Real Estate Asset Sales – Actual/Projected (in thousands)	Amount
Sale of land parcel in March 2012	$31,360
Assets held for sale at contract price	16,000	(1)
Projected additional dispositions	64,640
Total projected 2012 dispositions	$112,000

(1)    Amounts represent aggregate contract sales price. Net assets of these properties were approximately $14.5 million as of March 31, 2012.

Summary of assets held for sale and discontinued operations

As of March 31, 2012, we had three properties classified as “held for sale” aggregating a net book value of approximately $14.5 million.

	March 31, 2012	December 31, 2011
Properties “held for sale,” net	$15,043	$15,011
Other assets	143	197
Total assets	$15,186	$15,208

Total liabilities	691	298
Net assets of discontinued operations	$14,495	$14,910

	Three Months Ended March 31,
	2012	2011
Total revenue	$53	$389
Operating expenses	82	82
Revenue less operating expenses	(29)	307
Interest expense	–	32
Depreciation expense	–	125
(Loss) income from discontinued operations, net	$(29)	$150

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
Core Operating Metrics

March 31, 2012

(Unaudited)

Quarterly percentage change in same property net operating income

Percentage change in rental rates on renewed/re-leased space

* GAAP and cash percentage changes in rental rates on renewed/re-leased space during 1999 were 27% and 24%, respectively.

Occupancy percentage

Unique, positive leasing capabilities — rentable square feet leased

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Same Property Comparisons

March 31, 2012

(Dollars in thousands)

(Unaudited)

Same property data

	Three Months Ended March 31,
	2012	2011	% Change
Total revenues	$115,463	$115,633	(0.1%)
Rental operating expenses	33,969	33,548	1.3
Net operating income – GAAP basis	81,494	82,085	(0.7)
Less: straight-line rent adjustments	(3,093)	(4,979)	(37.9)
Net operating income – cash basis	$78,401	$77,106	1.7%

			Three Months Ended
			March 31, 2012
Number of properties			141
Rentable square feet			10,633,723
Occupancy at end of current period			93.9%
Occupancy at end of same period prior year			94.0%

The following table presents a comparison of the components of same property and non-same property net operating income for the three months ended March 31, 2012, compared to the three months ended March 31, 2011, and a reconciliation of net operating income to income from continuing operations, the most directly comparable GAAP financial measure:

	Three Months Ended March 31,
Revenues:	2012	2011	% Change
Total revenues – same properties	$115,463	$115,633	(0.1%)
Total revenues – non-same properties	29,503	24,287	21.5
Total revenues – GAAP basis	144,966	139,920	3.6

Expenses:
Rental operations – same properties	33,969	33,548	1.3
Rental operations – non-same properties	9,441	7,513	25.7
Total rental operations	43,410	41,061	5.7

Net operating income:
Net operating income – same properties	81,494	82,085	(0.7)
Net operating income – non-same properties	20,062	16,774	19.6
Total net operating income – GAAP basis	101,556	98,859	2.7

Other expenses:
General and administrative	10,361	9,497	9.1
Interest	16,227	17,810	(8.9)
Depreciation and amortization	43,405	36,582	18.7
Loss on early extinguishment of debt	623	2,495	(75.0)
Total other expenses	70,616	66,384	6.4
Income from continuing operations	$30,940	$32,475	(4.7%)

Net operating income – same properties – GAAP basis	$81,494	$82,085	(0.7%)
Less: straight-line rent adjustments	(3,093)	(4,979)	37.9
Net operating income – same properties – cash basis	$78,401	$77,106	1.7%

The following table reconciles same properties to total properties for the three months ended March 31, 2012:

	Number of Properties			Number of Properties		Number of Properties
Development – active			Redevelopment – active		Properties acquired since January 1, 2011
225 Binney Street	1		10300 Campus Point Drive	1	409/499 Illinois Avenue	2
259 East Grand Avenue	1		11119 North Torrey Pines Road	1	6 Davis Drive	1
400/450 East Jamie Court	2		1551 Eastlake Avenue	1		3
409/499 Illinois Street	–	(1)	20 Walkup Drive	1	Redevelopment – deliveries since January 1, 2011
4755 Nexus Center Drive	1		285 Bear Hill Road	1	15010 Broschart Road	1
5200 Illumina Way	1		343 Oyster Point Boulevard	1	215 First Street	1
Canada	–	(1)	3530/3550 John Hopkins Court	2	500 Arsenal Street	1
	6		400 Technology Square	1	6101 Quadrangle Drive	1
			620 Professional Drive	1		4
Development – deliveries since January 1, 2011			6275 Nancy Ridge Drive	1
455 Mission Bay Boulevard	1		9800 Medical Center Drive	3	Excluded from same properties	29
7 Triangle Drive	1			14	Properties held for sale	3
	2				219 Terry Avenue	1	(2)
					Same properties	141
					Total properties as of March 31, 2012	174

(1)	Property count is included in operating portfolio as of March 31, 2012.
(2)	Represents a value-added property reclassified from land to operating property during the three months ended December 31, 2011.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

March 31, 2012

(Unaudited)

Three Months Ended March 31, 2012		Rentable					TI’s/Lease
	Number	Square	Expiring	New	Rental Rate		Commissions Per	Average Lease
Leasing activity:	of Leases	Footage	Rates	Rates	Changes		Square Foot	Terms
Lease expirations
Cash basis	59	527,356	$28.15	–	–		–	–
GAAP basis	59	527,356	$27.33	–	–		–	–
Renewed/re-leased space leased
Cash basis	36	274,529	$23.58	$22.91	(2.8%)	(1)	$7.35	3.4 years
GAAP basis	36	274,529	$21.89	$22.61	3.3%	(1)	$7.35	3.4 years
Developed/redeveloped/vacant space leased
Cash basis	27	637,397	–	$36.12	–		$11.40	9.6 years
GAAP basis	27	637,397	–	$39.64	–		$11.40	9.6 years
Month-to-month leases in effect
Cash basis	7	11,005	$40.16	$40.16	–		–	–
GAAP basis	7	11,005	$40.16	$40.16	–		–	–

Leasing activity summary:
Excluding month-to-month leases
Cash basis	63	911,926	–	$32.14	–		$10.18	7.7 years
GAAP basis	63	911,926	–	$34.51	–		$10.18	7.7 years
Including month-to-month leases
Cash basis	70	922,931	–	$32.24	–		–	–
GAAP basis	70	922,931	–	$34.58	–		–	–

During the three months ended March 31, 2012, we granted tenant concessions/free rent averaging approximately 1.5 months with respect to the 911,926 rentable square feet leased.

(1)

Importantly, excluding one lease for 18,000 rentable square feet related to one tenant in the Sorrento Valley submarket in San Diego, rental rates for renewed/re-leased space were on average 7.6% and 1.1% higher than rental rates for expiring leases on a GAAP and cash basis, respectively.

	Three Months Ended		Year Ended
	March 31, 2012		December 31, 2011		December 31, 2010		December 31, 2009		December 31, 2008
	Cash	GAAP	Cash	GAAP	Cash	GAAP	Cash	GAAP	Cash	GAAP
Lease expirations
Rentable square footage	527,356	527,356	2,689,257	2,689,257	2,416,291	2,416,291	1,842,597	1,842,597	1,664,944	1,664,944
Expiring rates	$28.15	$27.33	$29.98	$28.42	$27.18	$28.54	$30.61	$30.70	$26.88	$25.52

Renewed/re-leased space
Leased rentable square footage	274,529	274,529	1,821,866	1,821,866	1,777,966	1,777,966	1,188,184	1,188,184	1,254,285	1,254,285
New rates	$22.91	$22.61	$30.16	$30.00	$29.41	$32.04	$28.11	$27.72	$28.60	$29.34
Expiring rates	$23.58	$21.89	$30.73	$28.79	$28.84	$30.54	$28.07	$26.78	$27.08	$25.51
Rental rate changes	(2.8%)	3.3%	(1.9%)	4.2%	2.0%	4.9%	0.1%	3.5%	5.6%	15.0%
Average lease terms	3.4 years	3.4 years	4.2 years	4.2 years	8.1 years	8.1 years	3.3 years	3.3 years	4.3 years	4.3 years

Developed/redeveloped/vacant space leased
Rentable square footage	637,397	637,397	1,585,610	1,585,610	966,273	966,273	676,163	676,163	906,859	906,859
New rates	$36.12	$39.64	$33.45	$36.00	$36.33	$39.89	$33.57	$36.00	$35.04	$37.64
Average lease terms	9.6 years	9.6 years	8.9 years	8.9 years	9.7 years	9.7 years	6.6 years	6.6 years	7.2 years	7.2 years

Totals
Rentable square footage	911,926	911,926	3,407,476	3,407,476	2,744,239	2,744,239	1,864,347	1,864,347	2,161,144	2,161,144
New rates	$32.14	$34.51	$31.69	$32.79	$31.84	$34.80	$30.09	$30.73	$31.30	$32.82
TI’s/lease commissions per square foot	$10.18	$10.18	$9.06	$9.06	$5.70	$5.70	$5.49	$5.49	$7.23	$7.23
Average lease terms	7.7 years	7.7 years	6.4 years	6.4 years	8.7 years	8.7 years	4.5 years	4.5 years	5.5 years	5.5 years

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Lease Expirations

March 31, 2012

(Unaudited)

Year of Lease Expiration	Number of Leases Expiring		Rentable Square Footage (“RSF”) of Expiring Leases		Percentage of Aggregate Total RSF	Annualized Base Rent of Expiring Leases (per RSF)
2012	57	(1)	868,255	(1)	6.4%	$26.13
2013	89		1,311,036		9.6	29.52
2014	76		1,313,123		9.6	29.74
2015	61		1,225,565		9.0	32.35
2016	50		1,411,192		10.3	30.98
2017	44		1,322,956		9.7	30.44
2018	21		1,124,992		8.2	36.97
2019	13		528,045		3.9	35.43
2020	15		731,631		5.4	40.33
2021	18		611,863		4.5	38.44

							Annualized Base
	2012 RSF of Expiring Leases						Rent of
		Negotiating/	Targeted for	Remaining			Expiring Leases
Markets	Leased	Anticipating	Redevelopment	Expiring Leases	Total		(per RSF)	Market Rent (2)
Greater Boston	7,426	23,708	–	97,402	128,536		$32.89	$30.00 - $55.00
San Francisco Bay	–	5,087	32,074	44,326	81,487		30.50	$30.00 - $42.00
San Diego	50,274	–	76,791	38,507	165,572		25.42	$24.00 - $36.00
Greater NYC	–	–	–	7,239	7,239		13.24	N/A
Suburban Washington, D.C.	69,679	13,776	105,000	97,554	286,009		23.55	$12.00 - $27.00
Seattle	2,468	46,216	66,146	39,110	153,940		27.82	$20.00 - $48.00
Research Triangle Park	–	16,795	–	28,677	45,472		14.33	$10.00 - $30.00
Other non-cluster markets	–	–	–	–	–		–	N/A
International	–	–	–	–	–		–	N/A
Total	129,847	105,582	280,011	352,815	868,255	(1)	$26.13
Percentage of expiring leases	15%	12%	32%	41%	100%

						Annualized Base
	2013 RSF of Expiring Leases					Rent of
		Negotiating/	Targeted for	Remaining		Expiring Leases
Markets	Leased	Anticipating	Redevelopment	Expiring Leases	Total	(per RSF)	Market Rent (2)
Greater Boston	–	149,793	–	340,819	490,612	$34.72	$30.00 - $55.00
San Francisco Bay	–	64,696	–	249,889	314,585	26.76	$30.00 - $42.00
San Diego	9,849	–	14,030	128,876	152,755	21.35	$24.00 - $36.00
Greater NYC	–	–	–	–	–	–	N/A
Suburban Washington, D.C.	–	61,451	–	197,115	258,566	30.40	$12.00 - $27.00
Seattle	–	–	–	15,373	15,373	28.18	$20.00 - $48.00
Research Triangle Park	–	12,810	–	35,522	48,332	22.52	$10.00 - $30.00
Other non-cluster markets	–	6,324	–	17,653	23,977	17.68	$14.00 - $22.00
International	–	–	–	6,836	6,836	26.78	$16.00 - $26.00
Total	9,849	295,074	14,030	992,083	1,311,036	$29.52
Percentage of expiring leases	1%	23%	1%	75%	100%

(1)	Excludes seven month-to-month leases for approximately 11,000 rentable square feet.
(2)	Based upon rental rates achieved in recently executed leases.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Properties and Occupancy

March 31, 2012

(Unaudited)

Summary of properties

	Rentable Square Feet				Number of
Markets	Operating	Development	Redevelopment	Total	Properties	Annualized Base Rent

Greater Boston	3,124,941	303,143	329,438	3,757,522	39	$111,991	28%

San Francisco Bay	2,224,853	484,631	53,980	2,763,464	25	83,713	20

San Diego	2,080,547	172,628	374,083	2,627,258	35	66,580	16

Greater NYC	705,693	–	–	705,693	8	32,754	8

Suburban Washington, D.C.	2,439,656	–	101,183	2,540,839	32	53,526	13

Seattle	895,548	–	51,455	947,003	11	33,711	8

Research Triangle Park	941,639	–	–	941,639	14	19,454	5

Other non-cluster markets	61,002	–	–	61,002	2	599	–

Domestic markets	12,473,879	960,402	910,139	14,344,420	166	402,328	98

International	1,069,651	26,426	–	1,096,077	5	8,397	2

Subtotal	13,543,530	986,828	910,139	15,440,497	171	$410,725	100%

Discontinued operations	97,740	–	–	97,740	3

Total	13,641,270	986,828	910,139	15,538,237	174

Summary of occupancy percentages

	Operating Properties			Operating and Redevelopment Properties
Markets	March 31, 2012	December 31, 2011	September 30, 2011	March 31, 2012	December 31, 2011	September 30, 2011

Greater Boston	91.7%	93.9%	94.2%	83.0%	85.0%	89.3%

San Francisco Bay	96.2	96.7	95.9	93.9	96.7	95.9

San Diego	96.1	96.4	94.4	81.5	80.3	77.7

Greater NYC	93.0	87.9	87.7	93.0	87.9	87.7

Suburban Washington, D.C.	94.2	96.2	96.0	90.4	92.2	91.6

Seattle	96.7	96.7	97.1	91.4	90.6	97.1

Research Triangle Park	95.8	94.3	95.7	95.8	92.3	92.3

Other non-cluster markets	51.4	62.2	62.2	51.4	62.2	62.2

Domestic markets	94.3	95.0	94.6	87.9	88.4	89.2

International	91.8	91.8	91.8	91.8	91.8	91.8

Total	94.2%	94.9%	94.6%	87.9%	88.5%	89.3%

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	31

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Property Listing
March 31, 2012
(Dollars in thousands)

(Unaudited)

Property listing

								Occupancy Percentage
		Rentable Square Feet				Number of	Annualized		Operating and
Address	Submarket	Operating	Development	Redevelopment	Total	Properties	Base Rent	Operating	Redevelopment
Greater Boston
100 Technology Square	Cambridge/Inner Suburbs	255,441	–	–	255,441	1	$17,420	100.0%	100.0%
200 Technology Square	Cambridge/Inner Suburbs	177,101	–	–	177,101	1	10,187	100.0	100.0
300 Technology Square	Cambridge/Inner Suburbs	175,609	–	–	175,609	1	7,439	83.4	83.4
400 Technology Square	Cambridge/Inner Suburbs	–	–	212,123	212,123	1	–	N/A	–
500 Technology Square	Cambridge/Inner Suburbs	184,207	–	–	184,207	1	9,941	98.4	98.4
600 Technology Square	Cambridge/Inner Suburbs	128,224	–	–	128,224	1	4,266	99.6	99.6
700 Technology Square	Cambridge/Inner Suburbs	48,930	–	–	48,930	1	1,842	100.0	100.0
161 First Street	Cambridge/Inner Suburbs	46,356	–	–	46,356	1	1,837	99.5	99.5
167 Sidney Street	Cambridge/Inner Suburbs	26,589	–	–	26,589	1	1,392	100.0	100.0
215 First Street	Cambridge/Inner Suburbs	366,719	–	–	366,719	1	10,483	86.2	86.2
225 Binney Street	Cambridge/Inner Suburbs	–	303,143	–	303,143	1	–	N/A	N/A
300 Third Street	Cambridge/Inner Suburbs	131,963	–	–	131,963	1	6,601	100.0	100.0
480 Arsenal	Cambridge/Inner Suburbs	140,744	–	–	140,744	1	4,586	100.0	100.0
500 Arsenal Street	Cambridge/Inner Suburbs	93,516	–	–	93,516	1	3,424	100.0	100.0
780/790 Memorial Drive	Cambridge/Inner Suburbs	98,497	–	–	98,497	2	5,447	79.1	79.1
79/96 Charlestown Navy Yard	Cambridge/Inner Suburbs	24,940	–	–	24,940	1	–	–	–
99 Erie Street	Cambridge/Inner Suburbs	27,960	–	–	27,960	1	594	42.3	42.3
100 Beaver Street	Route 128	82,330	–	–	82,330	1	2,093	88.2	88.2
285 Bear Hill Road	Route 128	–	–	26,270	26,270	1	–	N/A	–
19 Presidential Way	Route 128	128,325	–	–	128,325	1	3,398	100.0	100.0
29 Hartwell Avenue	Route 128	59,000	–	–	59,000	1	2,049	100.0	100.0
3 Preston Court	Route 128	30,123	–	–	30,123	1	393	44.4	44.4
35 Hartwell Avenue	Route 128	46,700	–	–	46,700	1	1,650	100.0	100.0
35 Wiggins Avenue	Route 128	48,640	–	–	48,640	1	724	100.0	100.0
44 Hartwell Avenue	Route 128	26,828	–	–	26,828	1	1,105	100.0	100.0
45/47 Wiggins Avenue	Route 128	38,000	–	–	38,000	1	1,114	100.0	100.0
60 Westview Street	Route 128	40,200	–	–	40,200	1	1,147	100.0	100.0
6/8 Preston Court	Route 128	54,391	–	–	54,391	1	381	61.9	61.9
111 Forbes Boulevard	Route 495/Worcester	58,280	–	–	58,280	1	261	28.6	28.6
130 Forbes Boulevard	Route 495/Worcester	97,566	–	–	97,566	1	871	100.0	100.0
155 Fortune Boulevard	Route 495/Worcester	36,000	–	–	36,000	1	806	100.0	100.0
20 Walkup Drive	Route 495/Worcester	–	–	91,045	91,045	1	–	N/A	–
30 Bearfoot Road	Route 495/Worcester	60,759	–	–	60,759	1	2,765	100.0	100.0
306 Belmont Street	Route 495/Worcester	78,916	–	–	78,916	1	1,139	100.0	100.0
350 Plantation Street	Route 495/Worcester	11,774	–	–	11,774	1	173	100.0	100.0
377 Plantation Street	Route 495/Worcester	92,711	–	–	92,711	1	2,081	85.1	85.1
381 Plantation Street	Route 495/Worcester	92,423	–	–	92,423	1	1,981	94.3	94.3
One Innovation Drive	Route 495/Worcester	115,179	–	–	115,179	1	2,401	94.3	94.3
Greater Boston		3,124,941	303,143	329,438	3,757,522	39	$111,991	91.7%	83.0%

San Francisco Bay
1500 Owens Street	Mission Bay	158,267	–	–	158,267	1	$6,700	93.8%	93.8%
1700 Owens Street	Mission Bay	157,340	–	–	157,340	1	7,324	97.5	97.5
455 Mission Bay Boulevard	Mission Bay	210,000	–	–	210,000	1	8,428	92.4	92.4
409/499 Illinois Street	Mission Bay	234,249	222,780	–	457,029	2	14,300	100.0	100.0
249 East Grand Avenue	South San Francisco	129,501	–	–	129,501	1	5,086	100.0	100.0
259 East Grand Avenue	South San Francisco	–	170,618	–	170,618	1	–	N/A	N/A
341/343 Oyster Point Blvd	South San Francisco	53,980	–	53,980	107,960	2	1,136	100.0	50.0
400/450 East Jamie Court	South San Francisco	71,803	91,233	–	163,036	2	2,062	100.0	100.0
500 Forbes Boulevard	South San Francisco	155,685	–	–	155,685	1	5,540	100.0	100.0
600/630/650 Gateway Boulevard	South San Francisco	150,960	–	–	150,960	3	3,823	91.0	91.0
681 Gateway Boulevard	South San Francisco	126,971	–	–	126,971	1	6,161	100.0	100.0
7000 Shoreline Court	South San Francisco	136,393	–	–	136,393	1	4,084	100.0	100.0
901/951 Gateway Boulevard	South San Francisco	170,244	–	–	170,244	2	5,266	89.9	89.9
2425 Garcia Ave & 2400/2450 Bayshore Parkway	Peninsula	98,964	–	–	98,964	1	3,232	96.6	96.6
2625/2627/2631 Hanover Street (1)	Peninsula	32,074	–	–	32,074	1	1,335	100.0	100.0
3165 Porter Drive	Peninsula	91,644	–	–	91,644	1	3,929	100.0	100.0
3350 West Bayshore Road	Peninsula	60,000	–	–	60,000	1	1,531	100.0	100.0
75/125 Shoreway Road	Peninsula	82,815	–	–	82,815	1	1,871	92.3	92.3
849/863 Mitten Road & 866 Malcolm Road	Peninsula	103,963	–	–	103,963	1	1,905	86.3	86.3
San Francisco Bay		2,224,853	484,631	53,980	2,763,464	25	$83,713	96.2%	93.9%

(1)       Property targeted for development/redevelopment in 2012.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	32

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Property Listing
March 31, 2012
(Dollars in thousands)

(Unaudited)

Property listing (continued)

								Occupancy Percentage
		Rentable Square Feet				Number of	Annualized		Operating and
Address	Submarket	Operating	Development	Redevelopment	Total	Properties	Base Rent	Operating	Redevelopment
San Diego
10931/10933 North Torrey Pines Road (1)	Torrey Pines	96,641	–	–	96,641	1	$2,969	99.5%	99.5%
10975 North Torrey Pines Road	Torrey Pines	44,733	–	–	44,733	1	1,595	100.0	100.0
11119 North Torrey Pines Road	Torrey Pines	16,851	–	55,394	72,245	1	534	100.0	23.3
3010 Science Park Road	Torrey Pines	74,557	–	–	74,557	1	3,215	100.0	100.0
3115/3215 Merryfield Row	Torrey Pines	158,645	–	–	158,645	2	7,098	100.0	100.0
3530/3550 John Hopkins Court & 3535/3565 General Atomics Court	Torrey Pines	117,058	–	98,320	215,378	4	3,100	93.1	50.6
10300 Campus Point Drive	University Town Center	260,197	–	189,562	449,759	1	9,598	100.0	57.9
4755/4757/4767 Nexus Center Drive (2)	University Town Center	132,330	45,255	–	177,585	3	4,932	100.0	100.0
5200 Illumina Way	University Town Center	346,581	127,373	–	473,954	1	13,260	100.0	100.0
9363/9373/9393 Towne Center Drive	University Town Center	121,861	–	–	121,861	3	3,543	100.0	100.0
9880 Campus Point Drive	University Town Center	71,510	–	–	71,510	1	2,774	100.0	100.0
5810/5820 Nancy Ridge Drive	Sorrento Mesa	87,298	–	–	87,298	1	1,715	100.0	100.0
5871 Oberlin Drive	Sorrento Mesa	33,817	–	–	33,817	1	860	100.0	100.0
6138/6150 Nancy Ridge Drive	Sorrento Mesa	56,698	–	–	56,698	1	1,586	100.0	100.0
6146/6166 Nancy Ridge Drive	Sorrento Mesa	51,273	–	–	51,273	2	1,008	87.4	87.4
6175/6225/6275 Nancy Ridge Drive	Sorrento Mesa	75,005	–	30,807	105,812	3	793	57.6	40.8
7330 Carroll Road	Sorrento Mesa	66,244	–	–	66,244	1	2,141	89.4	89.4
10505 Roselle Street & 3770 Tansy Street	Sorrento Valley	33,013	–	–	33,013	2	1,001	100.0	100.0
11025/11035/11045 Roselle Street	Sorrento Valley	65,910	–	–	65,910	3	806	59.3	59.3
3985 Sorrento Valley Boulevard	Sorrento Valley	60,545	–	–	60,545	1	1,557	100.0	100.0
13112 Evening Creek Drive	I-15 Corridor	109,780	–	–	109,780	1	2,495	100.0	100.0
San Diego		2,080,547	172,628	374,083	2,627,258	35	$66,580	96.1%	81.5%

Greater NYC
450 East 29th Street	Midtown Manhattan	309,141	–	–	309,141	1	$24,015	98.7%	98.7%
100 Phillips Parkway	Bergen County	78,501	–	–	78,501	1	2,221	100.0	100.0
102 Witmer Road	Pennsylvania	50,000	–	–	50,000	1	3,345	100.0	100.0
200 Lawrence Road	Pennsylvania	111,451	–	–	111,451	1	1,254	100.0	100.0
210 Welsh Pool Road	Pennsylvania	59,415	–	–	59,415	1	946	100.0	100.0
5100 Campus Drive	Pennsylvania	21,859	–	–	21,859	1	–	–	–
701 Veterans Circle	Pennsylvania	35,155	–	–	35,155	1	735	100.0	100.0
702 Electronic Drive	Pennsylvania	40,171	–	–	40,171	1	238	42.5	42.5
Greater NYC		705,693	–	–	705,693	8	$32,754	93.0%	93.0%

Suburban Washington, D.C.
12301 Parklawn Drive	Rockville	49,185	–	–	49,185	1	$1,024	100.0%	100.0%
1330 Piccard Drive	Rockville	131,415	–	–	131,415	1	3,370	97.6	97.6
1405/1413 Research Boulevard (3)	Rockville	176,669	–	–	176,669	2	5,044	100.0	100.0
1500/1550 East Gude Drive	Rockville	90,489	–	–	90,489	2	1,386	77.3	77.3
14920 Broschart Road	Rockville	48,500	–	–	48,500	1	1,078	100.0	100.0
15010 Broschart Road	Rockville	38,203	–	–	38,203	1	747	90.9	90.9
5 Research Court	Rockville	54,906	–	–	54,906	1	1,564	100.0	100.0
5 Research Place	Rockville	63,852	–	–	63,852	1	2,341	100.0	100.0
9800 Medical Center Drive	Rockville	206,419	–	75,056	281,475	4	6,787	86.2	63.2
9920 Medical Center Drive	Rockville	58,733	–	–	58,733	1	455	100.0	100.0
1201 Clopper Road	Gaithersburg	143,585	–	–	143,585	1	3,480	100.0	100.0
1300 Quince Orchard Road	Gaithersburg	54,874	–	–	54,874	1	812	100.0	100.0
16020 Industrial Drive	Gaithersburg	71,000	–	–	71,000	1	1,040	100.0	100.0
19/20/22 Firstfield Road	Gaithersburg	132,639	–	–	132,639	3	3,103	95.9	95.9
25/35/45 West Watkins Mill Road	Gaithersburg	138,938	–	–	138,938	1	3,619	100.0	100.0
401 Professional Drive	Gaithersburg	63,154	–	–	63,154	1	1,049	89.5	89.5
620 Professional Drive	Gaithersburg	–	–	26,127	26,127	1	–	N/A	–
708 Quince Orchard Road	Gaithersburg	49,624	–	–	49,624	1	1,138	99.3	99.3
9 West Watkins Mill Road	Gaithersburg	92,449	–	–	92,449	1	2,598	100.0	100.0
910 Clopper Road	Gaithersburg	180,650	–	–	180,650	1	3,022	82.1	82.1
930/940 Clopper Road	Gaithersburg	104,302	–	–	104,302	2	1,654	93.4	93.4
950 Wind River Lane	Gaithersburg	50,000	–	–	50,000	1	1,082	100.0	100.0
8000/9000/10000 Virginia Manor Road	Beltsville	191,884	–	–	191,884	1	2,792	81.8	81.8
14225 Newbrook Drive	Northern Virginia	248,186	–	–	248,186	1	4,341	100.0	100.0
Suburban Washington, D.C.		2,439,656	–	101,183	2,540,839	32	$53,526	94.2%	90.4%

(1)     Includes 9,741 and 14,030 rentable square feet targeted for redevelopment in 2012 and 2013, respectively.

(2)     Includes 67,050 rentable square feet targeted for redevelopment/development in 2012.

(3)     Includes 105,000 rentable square feet targeted for redevelopment/development in 2012.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	33

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Property Listing
March 31, 2012
(Dollars in thousands)

(Unaudited)

Property listing (continued)

								Occupancy Percentage
		Rentable Square Feet				Number of	Annualized		Operating and
Address	Submarket	Operating	Development	Redevelopment	Total	Properties	Base Rent	Operating	Redevelopment
Seattle
1201/1208 Eastlake Avenue	Lake Union	203,369	–	–	203,369	2	$8,748	100.0%	100.0%
1551 Eastlake Avenue	Lake Union	66,028	–	51,455	117,483	1	1,894	100.0	56.2
1600 Fairview Avenue	Lake Union	27,991	–	–	27,991	1	1,292	100.0	100.0
1616 Eastlake Avenue (1)	Lake Union	165,493	–	–	165,493	1	5,175	94.7	94.7
199 East Blaine Street	Lake Union	115,084	–	–	115,084	1	6,143	100.0	100.0
219 Terry Avenue	Lake Union	30,845	–	–	30,845	1	1,428	93.4	93.4
1124 Columbia Street	First Hill	203,817	–	–	203,817	1	6,429	96.3	96.3
3000/3018 Western Avenue	Elliott Bay	47,746	–	–	47,746	1	1,795	100.0	100.0
410 West Harrison & 410 Elliott Avenue West	Elliott Bay	35,175	–	–	35,175	2	807	67.4	67.4
Seattle		895,548	–	51,455	947,003	11	$33,711	96.7%	91.4%

Research Triangle Park
100 Capitola Drive	Research Triangle Park	65,965	–	–	65,965	1	$1,026	100.0%	100.0%
108/110/112/114 Alexander Road	Research Triangle Park	158,417	–	–	158,417	1	4,935	100.0	100.0
2525 East NC Highway 54	Research Triangle Park	81,580	–	–	81,580	1	1,673	100.0	100.0
5 Triangle Drive	Research Triangle Park	32,120	–	–	32,120	1	821	100.0	100.0
601 Keystone Park Drive	Research Triangle Park	77,395	–	–	77,395	1	1,306	100.0	100.0
6101 Quadrangle Drive	Research Triangle Park	30,122	–	–	30,122	1	417	77.0	77.0
7 Triangle Drive	Research Triangle Park	96,626	–	–	96,626	1	3,062	100.0	100.0
7010/7020/7030 Kit Creek	Research Triangle Park	133,654	–	–	133,654	3	2,336	85.3	85.3
800/801 Capitola Drive	Research Triangle Park	120,905	–	–	120,905	2	2,135	91.8	91.8
6 Davis Drive	Research Triangle Park	100,000	–	–	100,000	1	1,062	100.0	100.0
555 Heritage Drive	Palm Beach	44,855	–	–	44,855	1	681	92.4	92.4
Research Triangle Park		941,639	–	–	941,639	14	$19,454	95.8%	95.8%

Other non-cluster market properties		61,002	–	–	61,002	2	$599	51.4%	51.4%

Domestic Properties		12,473,879	960,402	910,139	14,344,420	166	$402,328	94.3%	87.9%

International
Canada		46,032	–	–	46,032	1	$1,871	100.0%	100.0%
Canada		66,000	–	–	66,000	1	1,209	100.0	100.0
Canada		106,364	26,426	–	132,790	1	2,152	78.0	78.0
Canada		68,000	–	–	68,000	1	3,165	100.0	100.0
Canada (2)		783,255	–	–	783,255	1	N/A	N/A	N/A
International		1,069,651	26,426	–	1,096,077	5	$8,397	91.8%	91.8%

Subtotal		13,543,530	986,828	910,139	15,440,497	171	$410,725	94.2%	87.9%

Properties “held for sale”		97,740	–	–	97,740	3

Total		13,641,270	986,828	910,139	15,538,237	174

(1)       Includes 66,146 rentable square feet targeted for redevelopment in 2012.

(2)       Represents land and improvements subject to a ground lease with a tenant.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	34

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Top 20 Tenants and Client Tenant Mix

March 31, 2012

(Tabular dollar amounts in thousands, except market cap amounts in billions)

(Unaudited)

Top 20 tenants

			Remaining Lease		Approximate Aggregate	Percentage of Aggregate		Percentage of Aggregate	Investment Grade Entities (3)
		Number	Term in Years		Rentable	Total	Annualized	Annualized	Fitch	Moody’s	S&P	Education/
	Tenant	of Leases	(1)	(2)	Square Feet	Square Feet	Base Rent	Base Rent	Rating	Rating	Rating	Research
1	Novartis AG	7	4.5	4.8	453,000	2.9%	$26,437	6.4%	AA	Aa2	AA-	–
2	Eli Lilly and Company	5	9.3	11.0	262,182	1.7	15,146	3.7	A	A2	AA-	–
3	FibroGen, Inc.	1	11.6	11.6	234,249	1.5	14,300	3.5	–	–	–	–
4	Roche Holding Ltd	4	5.8	6.0	362,592	2.3	14,096	3.4	AA-	A1	AA-	–
5	Illumina, Inc.	1	19.6	19.6	346,581	2.2	13,260	3.2	–	–	–	–
6	United States Government	8	2.8	2.9	378,526	2.4	11,659	2.8	AAA	Aaa	AA+	–
7	Bristol-Myers Squibb Company	3	6.7	6.8	250,454	1.6	10,087	2.5	A+	A2	A+	–
8	GlaxoSmithKline plc	4	7.3	7.1	182,387	1.2	9,522	2.3	A+	A1	A+	–
9	Massachusetts Institute of Technology	3	2.8	2.5	178,952	1.1	8,154	2.0	–	Aaa	AAA	✓
10	The Regents of the University of California	3	9.4	9.4	182,242	1.2	7,435	1.8	AA+	Aa1	AA	✓
11	NYU-Neuroscience Translational Research Institute	2	13.7	12.9	78,597	0.5	6,993	1.7	–	Aa3	AA-	✓
12	Alnylam Pharmaceuticals, Inc. (4)	1	4.5	4.5	129,424	0.8	6,147	1.5	–	–	–	–
13	Gilead Sciences, Inc.	1	8.3	8.3	109,969	0.7	5,824	1.4	–	Baa1	A-	–
14	Amylin Pharmaceuticals, Inc.	3	4.1	4.3	168,308	1.1	5,753	1.4	–	–	–	–
15	Pfizer Inc.	2	7.2	7.0	116,518	0.7	5,502	1.3	A+	A1	AA	–
16	The Scripps Research Institute	2	4.7	4.6	99,377	0.6	5,197	1.3	AA-	Aa3	–	✓
17	Quest Diagnostics Incorporated	2	4.4	4.3	280,113	1.8	4,989	1.2	BBB+	Baa2	BBB+	–
18	Theravance, Inc. (5)	2	8.2	8.2	130,342	0.8	4,895	1.2	–	–	–	–
19	Infinity Pharmaceuticals, Inc.	2	2.8	2.8	67,167	0.4	4,382	1.1	–	–	–	–
20	Kadmon Corporation, LLC	2	8.7	8.5	46,958	0.3	4,184	1.0	–	–	–	–
	Total/Weighted Average:	58	7.3	7.8	4,057,938	25.8%	$183,962	44.7%

(1)  Represents remaining lease term in years based on percentage of leased square feet.

(2)  Represents remaining lease term in years based on percentage of annualized base rent in effect as of March 31, 2012.

(3)  Ratings obtained from each of the following rating agencies: Fitch Ratings, Moody’s Investors Service, and Standard & Poor’s.

(4)  As of December 31, 2011, Novartis AG owned approximately 13% of the outstanding stock of Alnylam Pharmaceuticals, Inc.

(5)  As of April 2, 2012, GlaxoSmithKline plc owned approximately 18% of the outstanding stock of Theravance, Inc. The ownership percentage is expected to increase to 27% upon shareholder approval of GlaxoSmithKline plc’s pending stock purchase agreement.

Client tenant mix by annualized base rent

	Institutional: University,						Life Science Product and Service,
	Non-Profit, and Government		Multinational Pharmaceutical		Biotechnology: Public & Private		Medical Device, and Clean Technology
•	California Institute of Technology	•	Abbott Laboratories	•	Achaogen Inc.	•	Canon U.S. Life Sciences, Inc.
•	Duke University	•	Astellas Pharma Inc.	•	Alnylam Pharmaceuticals, Inc.	•	Fluidigm Corporation
•	Dana-Farber Cancer Institute, Inc.	•	AstraZeneca PLC	•	Amgen Inc.	•	Illumina, Inc.
•	Environmental Protection Agency	•	Baxter International Inc.	•	Amylin Pharmaceuticals, Inc.	•	Laboratory Corporation of America Holdings
•	Fred Hutchinson Cancer Research Center	•	Bayer AG	•	Avila Therapeutics, Inc.
		•	Bristol-Myers Squibb Company	•	Biogen Idec Inc.	•	Life Technologies Corporation
•	Massachusetts Institute of Technology	•	Eisai Co., Ltd.	•	Celgene Corporation	•	LS9, Inc.
•	National Institutes of Health	•	Eli Lilly and Company	•	Constellation Pharmaceuticals, Inc.	•	Monsanto Company
•	NYU-Neuroscience Translational Research Institute	•	GlaxoSmithKline plc	•	Fate Therapeutics, Inc	•	Qiagen N.V.
		•	Johnson & Johnson	•	FibroGen, Inc.	•	Quest Diagnostics Incorporated
•	Sanford-Burnham Medical Research Institute	•	Merck & Co., Inc.	•	FORMA Therapeutics, Inc.	•	Sapphire Energy, Inc.
		•	Novartis AG	•	Gilead Sciences, Inc.
•	Stanford University	•	Pfizer Inc.	•	Infinity Pharmaceuticals, Inc.
•	The Scripps Research Institute	•	Roche Holding Ltd	•	Kadmon Corporation, LLC
•	The Regents of the University of California	•	Sanofi	•	Medicago Inc.
		•	Shire plc	•	Proteostasis Therapeutics, Inc.
•	UMass Memorial Health Care, Inc.	•	The Genomics Institute of the Novartis Research Foundation	•	Quanticel Pharmaceuticals, Inc.
•	UNC Health Care System			•	Theravance, Inc.
•	United States Government			•	Warp Drive Biosynthetics, Inc.
•	University of Washington

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Significant Future Growth Opportunities

March 31, 2012

(Unaudited)

ALEXANDRIA CENTERTM FOR LIFE SCIENCE – NEW YORK CITY

The Alexandria CenterTM for Life Science – New York City will consist of three buildings aggregating approximately 1.1 million rentable square feet. The East Tower consists of approximately 309,000 rentable square feet and is 98.7% occupied as of March 31, 2012. This flagship destination for life science innovation also includes 407,000 developable square feet in the future West Tower, as well as an option parcel supporting the future ground-up development of approximately 385,000 rentable square feet on the north end of the campus.

ALEXANDRIA CENTER FOR SCIENCE AND TECHNOLOGY® – MISSION BAY	ALEXANDRIA CENTER™ AT KENDALL SQUARE

The Alexandria Center for Science and Technology® – Mission Bay will consist of up to seven high-quality facilities aggregating approximately 1.3 million rentable square feet. We currently have five buildings aggregating approximately 760,000 rentable square feet leased to FibroGen, Inc., Merck & Co., Inc., Pfizer Inc., Bayer AG, and UCSF as well as other top-tier life science entities, 223,000 rentable square feet undergoing development, and future potential buildings aggregating approximately 290,000 rentable square feet.

Alexandria owns and operates approximately 2.4 million rentable square feet in Cambridge, including 1.2 million rentable square feet at Cambridge’s flagship destination for life science, Alexandria’s Technology Square. The Alexandria CenterTM at Kendall Square represents four future ground-up, build-to-suit life science laboratory developments aggregating 1.9 million rentable square feet, including a 303,000 rentable square foot build-to-suit project for Biogen Idec Inc. currently under ground-up development.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Real Estate and Non-Income-Producing Real Estate Assets as a Percentage of Gross Investment in Real Estate

March 31, 2012

(Tabular dollar amounts in thousands, except per square foot amounts)

(Unaudited)

Summary of real estate

	March 31, 2012			December 31, 2011
	Book Value	Square Feet	Cost per Square Foot	Book Value	Square Feet	Cost per Square Foot
Land (related to rental properties)	$506,136			$510,630
Buildings and building improvements	4,473,337			4,417,093
Other improvements	185,653			185,036
Rental properties	5,165,126	13,641,270	$379	5,112,759	13,567,997	$377
Less: accumulated depreciation	(779,177)			(742,535)
Rental properties, net	4,385,949			4,370,224

Construction in progress (“CIP”)/current value-added projects:
Active development	231,164	986,828	234	198,644	818,020	243
Active redevelopment	297,031	910,139	326	281,555	919,857	306
Projects in India and China	114,207	751,000	152	106,775	817,000	131
Generic infrastructure/building improvement projects	124,716	–	–	92,338	–	–
	767,118	2,647,967	290	679,312	2,554,877	266
Land/future value-added projects
Land held for future development	387,309	11,662,000	33	341,678	10,939,000	31
Land undergoing preconstruction activities (additional CIP) (1)	547,006	2,244,000	244	574,884	2,668,000	215
	934,315	13,906,000	67	916,562	13,607,000	67

Investment in unconsolidated real estate entity	25,870	414,000	62	42,342	414,000	102
Real estate, net	6,113,252	30,609,237	$200	6,008,440	30,143,874	$199
Add: accumulated depreciation	779,177			742,535
Gross investment in real estate (2)	$6,892,429	30,609,237		$6,750,975	30,143,874

(1)

We generally will not commence ground-up development of any parcels undergoing preconstruction activities without first securing significant pre-leasing for such space. If vertical aboveground construction is not initiated at completion of preconstruction activities, the land parcel will be classified as land held for future development. The two largest projects included in preconstruction consist of our 1.6 million developable square feet at Alexandria Center™ at Kendall Square in East Cambridge, Massachusetts, and our 407,000 developable square foot site for the second tower at Alexandria Center™ for Life Science – New York City.

(2)

In addition to assets included in our gross investment in real estate, we also hold options/rights for parcels supporting approximately 3.0 million developable square feet. These parcels consist of: (a) a parcel supporting the future ground-up development of approximately 385,000 rentable square feet in Alexandria Center™ for Life Science – New York City related to an option under our ground lease; (b) a right to acquire land parcels supporting ground-up development of 636,000 rentable square feet in Edinburgh, Scotland; and (c) an option to increase our land use rights by up to approximately 2.0 million additional developable square feet in China.

Non-income-producing real estate assets as a percentage of gross investment in real estate

As of March 31, 2012, approximately 25% of our gross investment in real estate represents non-income-producing assets (land, preconstruction, development, redevelopment, projects in India and China, and investment in unconsolidated real estate entity).  Our active development and redevelopment projects represent 8% of gross investment in real estate, a significant amount of which is pre-leased and expected to be delivered over the next three to seven quarters. Over the next few years, we may also identify certain land parcels for potential sale. Over time, our goal is to reduce non-income-producing assets to 15% or less of our gross investment in real estate.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Construction in Progress
March 31, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

Construction in progress

	CIP			RSF	Investment					Stabilized		Project	Initial
		Negotiating/	RSF	In	In		Cost to Complete		Total at	Yield		Start	Occupancy	Stabilization
Market/Property	Leased	Committed	In CIP	Service	Service	CIP	2012	Thereafter	Completion	Cash	GAAP	Date	Date	Date

Development projects

Greater Boston – Cambridge/Inner Suburbs
225 Binney Street	100%	–%	303,143	–	$–	$50,576	$46,531	$65,443	$162,550	7.5%	8.1%	4Q11	4Q13	4Q13
San Francisco Bay – Mission Bay
409/499 Illinois Street	–%	–%	222,780	–	$–	$104,285	$16,292	$27,523	$148,100	6.7%	7.4%	2Q11	2Q13	2Q14
San Francisco Bay – South SF
259 East Grand Ave.	100%	–%	170,618	–	$–	$20,693	$37,488	$22,680	$80,861	7.8 – 8.2%	7.8 – 8.2%	1Q12	1Q13	3Q15
San Diego – University Town Center
4755 Nexus Center Drive	100%	–%	45,255	–	$–	$9,959	$12,382	$–	$22,341	7.0%	7.7%	1Q11	3Q12	3Q12
5200 Illumina Way	100%	–%	127,373	–	$–	$27,162	$19,803	$2,335	$49,300	7.0%	10.8%	4Q10	4Q12	4Q12
Canada	100%	–%	26,426	–	$–	$8,881	$567	$–	$9,448	7.6%	8.2%	4Q11	2Q12	2Q12
Development Projects	75%	–%	895,595	–	$–	$221,556	$133,063	$117,981	$472,600

Urban/central business district redevelopment projects

Greater Boston – Cambridge/Inner Suburbs
400 Technology Square	39%	–%	212,123	–	$–	$80,435	$37,035	$22,080	$139,550	8.1%	9.1%	4Q11	4Q12	4Q13
San Diego – Torrey Pines
3530/3550 John Hopkins Court	100%	–%	98,320	–	$–	$38,456	$11,944	$–	$50,400	8.6%	9.0%	2Q10	2Q12	3Q12
San Diego – University Town Center
10300 Campus Point Drive	91%	–%	189,562	89,576	$40,387	$25,113	$53,897	$12,203	$131,600	7.6%	7.7%	4Q10	4Q11	3Q12
Seattle – Lake Union 1551 Eastlake Avenue	–%	23%	51,455	66,028	$26,249	$29,029	$7,908	$824	$64,010	7.0%	7.4%	4Q11	4Q11	4Q13
Total urban/central business district redevelopment projects	64%	2%	551,460	155,604	$66,636	$173,033	$110,784	$35,107	$385,560

San Francisco Bay – South SF
400/450 East Jamie Court	6%	31%	91,233	71,803	$46,867	$47,480	$6,212	$7,931	$108,490	4.2%	4.3%	4Q06	3Q11	4Q13
Other – 400/450 East Jamie Court (1)					$37,872	$(37,872)
Suburban and other redevelopment projects	11%	46%	358,679	31,624	$17,589	$147,405	$46,458	$22,993	$234,445			2Q07 – 1Q12	1Q12 – 3Q13	2Q12 – 2Q14
Other – suburban and other redevelopment projects (1)					$23,407	$(23,407)
Projects in India and China			751,000	–	$–	$114,207	$37,809	TBD	$152,016
Generic infrastructure/ building improvement projects			–	–	$–	$124,716	$70,030	TBD	$194,746
Subtotal			2,647,967	259,031	$192,371	$767,118	$404,356	$184,012	$1,547,857

Preconstruction			2,244,000	–	$–	$547,006	$36,814	TBD	$583,820
Future projected construction projects			–	–	$–	$–	$40,598	TBD	$40,598
Total			4,891,967	259,031	$192,371	$1,314,124	$481,768	$184,012	$2,172,275

(1)         As of the period ended, some portion of the real estate basis associated with the rentable square feet under redevelopment or development was classified as in-service as activities necessary to prepare the asset for its intended use were no longer in process.  In the near future, we anticipate recommencing activities necessary to prepare the asset for its intended use upon execution of leasing and final decisions related to design of each space.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Future Value-Added Projects and Summary of Capital Expenditures
March 31, 2012

(Unaudited)

Future Value-Added Projects

The following table summarizes the components of our future value-added developable square footage as of March 31, 2012:

Markets	Land Undergoing Preconstruction Activities (additional CIP)	Land Held for Future Development	Total Land (1)	Investment in Unconsolidated Real Estate Entity (2)	Future Redevelopment (3)

Greater Boston	1,582,000	225,000	1,807,000	414,000	119,000

San Francisco Bay – Mission Bay	–	290,000	290,000	–	–

San Francisco Bay – South San Francisco	–	1,024,000	1,024,000	–	40,000

San Diego	255,000	522,000	777,000	–	87,000

Greater NYC	407,000	–	407,000	–	–

Suburban Washington, D.C.	–	1,024,000	1,024,000	–	416,000

Seattle	–	1,124,000	1,124,000	–	80,000

Other non-cluster markets	–	1,125,000	1,125,000	–	237,000

International	–	6,328,000	6,328,000	–	–

Total	2,244,000	11,662,000	13,906,000	414,000	979,000

(1)        In addition to assets included in our gross investment in real estate, we also hold options/rights for parcels supporting approximately 3.0 million developable square feet.  These parcels consist of: (a) a parcel supporting the future ground-up development of approximately 385,000 rentable square feet in Alexandria Center™ for Life Science – New York City related to an option under our ground lease; (b) a right to acquire land parcels supporting ground-up development of 636,000 rentable square feet in Edinburgh, Scotland; and (c) an option to increase our land use rights by up to approximately 2.0 million additional developable square feet in China.

(2)        Represents an unconsolidated development project in the Longwood Medical Area of the Greater Boston market, a newly formed joint venture with National Development, Charles River Realty Investors, and Clarion Partners, LLC.

(3)        Our asset base also includes non-laboratory space (office, warehouse, and industrial space) identified for future conversion into life science laboratory space through redevelopment.  These spaces are classified in rental properties, net.

Summary of capital expenditures

Three Months Ended
March 31, 2012 (in thousands)
Development	$32,957
Redevelopment	46,273
Preconstruction	4,900
Projects in India and China	16,952
Generic infrastructure/building improvements projects (1)	29,185
Total construction spending (2)	$130,267

(1)        Includes amounts shown in table below.

(2)        Amounts include indirect project costs, including interest, property taxes, insurance, and payroll costs.

The table below shows the average per square foot property-related non-revenue enhancing capital expenditures, tenant improvements, and leasing costs (excluding capital expenditures and tenant improvements that are recoverable from tenants, revenue-enhancing, or related to properties that have undergone redevelopment).

Three Months Ended
Non-incremental revenue generating capital expenditures (1):	March 31, 2012
Major capital expenditures	$–
Other building improvements	$210,083
Square feet in asset base	13,495,952
Per square foot:
Major capital expenditures	$–
Other building improvements	$0.02
Tenant improvements and leasing costs:
Re-tenanted space (2)
Tenant improvements and leasing costs	$672,733
Re-tenanted square feet	63,241
Per square foot	$10.64
Renewal space
Tenant improvements and leasing costs	$1,345,072
Renewal square feet	211,288
Per square foot	$6.37

(1)        Major capital expenditures consist of roof replacements and HVAC systems that are typically identified and considered at the time a property is acquired.  Other building improvements exclude major capital expenditures.

(2)        Excludes space that has undergone redevelopment before re-tenanting.

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